                                                                  EXHIBIT 2.3


                                                                  EXECUTION COPY

--------------------------------------------------------------------------------


                           FARM JOURNAL HOLDINGS INC.
                               FARM JOURNAL, INC.



                            NOTE PURCHASE AGREEMENT

                           Dated as of April 1, 1997



                                  $11,000,000

                    9.50% Senior Subordinated Notes due 2007


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

Section                                                                        Page
-------                                                                        ----

1.   BACKGROUND; THE NOTES; THE CLOSING; ETC.................................   1
     1.1.   Background.......................................................   1
     1.2.   Authorization and Description of Notes and Guaranty Agreement....   1
     1.3.   Subordination of Notes...........................................   2
     1.4.   Sale and Purchase of Notes.......................................   2
     1.5.   Closing..........................................................   2
     1.6.   Application of Proceeds..........................................   3
     1.7.   Purchase for Investment..........................................   3
     1.8.   Source of Funds..................................................   3

2.   CONDITIONS TO CLOSING...................................................   3
      2.1.   Proceedings Satisfactory........................................   4
      2.2.   Opinions of Counsel.............................................   4
      2.3.   Representations and Warranties..................................   4
      2.4.   Performance; No Default.........................................   4
      2.5.   Compliance Certificate..........................................   4
      2.6.   Consummation of Acquisition.....................................   4
      2.7.   Legal Investment................................................   5
      2.8.   Absence of Certain Events.......................................   5
      2.9.   Consents and Approvals..........................................   5
     2.10.   Partnership Agreement; Sale of Partnership Units; Side Letter...   6
     2.11.   Capitalization of Partnership...................................   6
     2.12.   Pro Forma Balance Sheet.........................................   6
     2.13.   Fees Payable at Closing.........................................   6
     2.14.   Private Placement Number........................................   7
     2.15.   Funding Instructions............................................   7

3.   PAYMENT AND PREPAYMENT OF NOTES.........................................   7
     3.1.   Required Prepayments and Payment at Maturity.....................   7
     3.2.   Optional Prepayments.............................................   7
     3.3.   Prepayment Upon Change of Control................................   8
     3.4.   Notice of Optional Prepayment; Calculation of Yield Maintenance
            Amount...........................................................   9
     3.5.   Maturity; Surrender; Notice of Prepayments; etc..................   9
     3.6.   Limitation on Prepayment and Acquisition of Notes................   9
     3.7.   Payments Due on Other Than a Business Day........................   9
     3.8.   Allocation of Partial Prepayments................................  10

4.   FINANCIAL STATEMENTS; INFORMATION.......................................  10

5.   INSPECTION OF PROPERTIES AND BOOKS......................................  14


6.   COVENANTS...............................................................  15
      6.1.   Maintenance of Certain Financial Conditions.....................  15
      6.2.   Debt of the Company.............................................  15
      6.3.   Liens...........................................................  16
      6.4.   Investments, etc................................................  16
      6.5.   Restricted Payments.............................................  17
      6.6.   Transactions with Affiliates....................................  18
      6.7.   Consolidation, Merzer, Sale of Assets, etc......................  19
      6.8.   Sale of Subsidiary Stock........................................  20
      6.9.   Prepayment of Notes Upon Change of Control......................  20
     6.10.   Nature of Business..............................................  21
     6.11.   Books and Records; Fiscal Year..................................  21
     6.12.   Corporate Existence; Licenses...................................  21
     6.13.   Payment of Taxes, Claims for Labor and Materials, etc...........  21
     6.14.   Maintenance of Properties.......................................  22
     6.15.   Insurance.......................................................  22
     6.16.   Compliance with Laws............................................  22
     6.17.   Maintenance of Independent Directors............................  23
     6.18.   Issuance or Sale of Additional Capital Stock....................  23
     6.19.   Environmental Matters...........................................  23
     6.20.   Payment of Notes................................................  23
     6.21.   Maintenance of Office...........................................  24
     6.22.   Post-Closing Audit..............................................  24

7.   SUBORDINATION...........................................................  24
      7.1.   Notes, Holdings Guaranty and Subsidiary Guaranties Subordinated
             to Senior Debt..................................................  24
      7.2.   Certain Definitions.............................................  24
      7.3.   Subordination to Prior Payment of all Senior Debt on Dissolution,
             Reorganization, Insolvency, etc.................................  28
      7.4.   No Payment with Respect to Notes in Certain Circumstances.......  29
      7.5.   Payments Notwithstanding........................................  31
      7.6.   No Prejudice or Impairment......................................  31
      7.7.   Reliance........................................................  32
      7.8.   Turnover of Payments............................................  32
      7.9.   Disclosure of Subordination.....................................  32
     7.10.   Amendment.......................................................  33
     7.11.   Liens; Enforcement of Claims....................................  33
     7.12.   Notice of Subordination.........................................  33
     7.13.   Rights not Impaired.............................................  33
     7.14.   Termination of Subordination....................................  34
     7.15.   Proof of Claim..................................................  34
     7.16.   Reliance by Holders of Senior Debt..............................  34
     7.17.   Waiver of Jury Trial............................................  35
     7.18.   Further Assurances..............................................  35


8.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HOLDINGS..............  35
      8.1.   Stock Purchase Agreement........................................  35
      8.2.   Consummation of Acquisition.....................................  35
      8.3.   Organization and Authority of Holdings and the Company..........  36
      8.4.   Subsidiaries....................................................  36
      8.5.   Business of Holdings............................................  36
      8.6.   Qualification...................................................  36
      8.7.   Business and Property; Financial Statements; etc................  37
      8.8.   Changes, etc....................................................  37
      8.9.   Ownership, Capital Stock, etc...................................  37
     8.10.   Compliance with Laws, Other Instruments, etc....................  38
     8.11.   Consents and Approvals..........................................  38
     8.12.   Title to Property; Leases.......................................  39
     8.13.   Debt, etc.......................................................  39
     8.14.   Solvency........................................................  39
     8.15.   Litigation......................................................  39
     8.16.   Taxes...........................................................  40
     8.17.   Compliance with ERISA...........................................  40
     8.18.   Private Offering................................................  41
     8.19.   Use of Proceeds; Margin Regulations.............................  41
     8.20.   Licenses, Patents, Trademarks, Authorizations, etc..............  42
     8.21.   Status Under Certain Statutes; Other Regulations................  42
     8.22.   Labor Matters...................................................  42
     8.23.   Full Disclosure.................................................  43
     8.24.   Environmental Matters...........................................  43

9.   HOLDINGS GUARANTY.......................................................  44
       9.1.   Guaranty of Payment and Performance............................  44
       9.2.   Waiver.........................................................  44
       9.3.   Obligations Unaffected.........................................  45
       9.4.   Absolute and Unconditional Nature of Obligations...............  46
       9.5.   Independent Obligation.........................................  47
       9.6.   Reinstatement..................................................  47
       9.7.   Subrogation....................................................  48
       9.8.   Acceleration, etc..............................................  48
       9.9.   Limitation.....................................................  48

10.  EVENTS OF DEFAULT:  REMEDIES............................................  48
      10.1.   Events of Default Defined; Acceleration of Maturity............  48
      10.2.   Default Remedies...............................................  52
      10.3.   Remedies Cumulative............................................  52
      10.4.   Remedies Not Waived............................................  52
      10.5.   Annulment of Acceleration of Notes.............................  52


11.  DEFINITIONS AND CONSTRUCTION............................................  53
      11.1.   Defined Terms..................................................  53
      11.2.   Accounting Terms, etc..........................................  67
      11.3.   Construction...................................................  67

12.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES............................  68
      12.1.   Note Register..................................................  68
      12.2.   Transfer and Exchange..........................................  68
      12.3.   Owners and Noteholders.........................................  68

13.  LOST, ETC., NOTES.......................................................  68

14.  AMENDMENT AND WAIVER....................................................  69

15.  DIRECT PAYMENT..........................................................  70

16.  LIABILITIES OF THE PURCHASER............................................  70

17.  MISCELLANEOUS...........................................................  70
      17.1.   Expenses.......................................................  70
      17.2.   Reliance On and Survival of Representations....................  71
      17.3.   Successors and Assigns.........................................  71
      17.4.   Notices........................................................  71
      17.5.   LAW GOVERNING..................................................  71
      17.6.   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL...............  72
      17.7.   Headings, etc..................................................  72
      17.8.   Substitution of Purchaser......................................  72
      17.9.   Entire Agreement...............................................  73
     17.10.   Counterparts...................................................  73

SCHEDULE I    Information Concerning Purchaser

SCHEDULE II   Foreign Qualifications

SCHEDULE III  Existing Debt of the Company

SCHEDULE IV   Existing Investments of the Company

SCHEDULE V    List of Documents furnished to Purchaser

SCHEDULE VI   Material Trademarks

SCHEDULE VI   Material Trademarks

SCHEDULE VII  Disclosure Schedule

EXHIBIT A     Form of Note

EXHIBIT B     Form of Opinion of Special Counsel to the Company and Holdings

EXHIBIT C-1   Form of Partnership Agreement

EXHIBIT C-2   Form of Amendment No. 1 to Partnership Agreement

                          FARM JOURNAL HOLDINGS INC.
                         c/o Morgan Schiff & Co., Inc.
                  280 Park Avenue, East Building, 26th Floor
                           New York, New York  10017

                              FARM JOURNAL, INC.
                              Centre Square West
                              1500 Market Street
                    Philadelphia, Pennsylvania  19102-2181

                 Re:  9.50% Senior Subordinated Notes Due 2007

                                           As of April 1, 1997

Teachers Insurance and Annuity
 Association of America
730 Third Avenue
New York, New York  10017

Ladies and Gentlemen:

          Each of the undersigned, FARM JOURNAL HOLDINGS INC., a Delaware corporation ("HOLDINGS"), and FARM JOURNAL, INC., a Pennsylvania corporation
              --------
(the "COMPANY"), which, as a result of the transactions contemplated by SECTION
      -------
1.1, at or concurrently with the Closing contemplated by SECTION 1.5 will become a Wholly-Owned Subsidiary of Holdings, hereby agrees with you, for your benefit and the benefit of the other Noteholders from time to time of the Notes referred to below, as follows:

      1.  BACKGROUND; THE NOTES; THE CLOSING; ETC.
          ----------------------------------------

          1.1. BACKGROUND. MS Farm Journal Corporation, a Delaware corporation
               ----------
(the "GENERAL PARTNER"), and Tribune Company, a Delaware corporation
      ---------------
("TRIBUNE"), are signatories to a Stock Purchase Agreement, dated as of January 23, 1997, as amended by letter dated February 28, 1997 (as so amended, the "STOCK PURCHASE AGREEMENT"), providing for the purchase by the General Partner
 ------------------------
from Tribune of all of the issued and outstanding shares of common stock of the Company. Pursuant to an assignment and assumption agreement, dated as of April 1, 1997 (the "ASSIGNMENT AGREEMENT"), between the General Partner and Holdings,
              --------------------
the General Partner has assigned to Holdings, and Holdings has assumed, all of the General Partner's rights and obligations under the Stock Purchase Agreement.

          1.2.  AUTHORIZATION AND DESCRIPTION OF NOTES AND GUARANTY AGREEMENT.
                --------------------------------------------------------------
(a) The Company has duly authorized the issuance, sale and delivery of its 9.50% Senior Subordinated Notes due 2007 in the aggregate principal amount of $11,000,000 (together with all notes issued in substitution or exchange therefor or in replacement thereof in accordance with SECTION 12 of this Agreement, the "NOTES"), each of which shall:
 -----

          (i) bear interest from the date thereof on the unpaid principal amount thereof at the per annum rate of 9.50% (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears on June 1 and December 1 of each year commencing with December 1, 1997;

         (ii) bear interest on any overdue principal (including any overdue optional prepayment of principal) and Yield Maintenance Amount, if any, and (to the extent permitted by applicable law) any overdue interest, and any, other overdue amounts payable hereunder, at the Overdue Rate until paid, such overdue interest, if any, to be payable semi-annually on each date any payment of interest is due under SECTION 1.2(a) or, at the option of the Noteholder of such Note, on demand;

        (iii) mature and be payable in full on April 1, 2007, such payment to be in an amount sufficient to pay in full the entire unpaid principal thereof and accrued interest thereon;

         (iv) be subject to mandatory prepayment in the amounts and on the dates specified in SECTION 3.1; and

          (v) be otherwise subject to prepayment in the amounts and to the extent specified in SECTION 3.2 and SECTION 3.3.

The Notes shall be substantially in the form of EXHIBIT A.

          Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in SECTION 10.

          (b) The Notes shall be entitled to the benefits of the guaranty by Holdings of the obligations of the Company under this Agreement and the Notes as more fully set out in SECTION 9 (the "HOLDINGS GUARANTY"). Holdings has duly
                                      -----------------
authorized the execution and delivery of this Agreement and the performance of its obligations hereunder (including the performance of its obligations under the Holdings Guaranty).

          1.3.  SUBORDINATION OF NOTES. The payment of the principal, Yield
                ----------------------
Maintenance Amount, if any, and interest on the Notes and any other amounts due hereunder shall be subordinate to and junior in right of payment to Senior Debt to the extent and in the manner set forth in SECTION 7.

          1.4.  SALE AND PURCHASE OF NOTES. The Company will issue and sell to
                --------------------------
you and, subject to the terms and conditions hereof, and in reliance upon the representations and warranties of Holdings and the Company contained herein and the information contained in the materials listed on SCHEDULE V, you will purchase from the Company, at the Closing provided for in SECTION 1.5, Notes in the aggregate principal amount of $11,000,000, at a purchase price equal to 100% of such principal amount.

          1.5.  CLOSING. (a) The closing of the sale and purchase of the Notes
                -------
(the "CLOSING") shall take place at the offices of Roberts, Sheridan & Kotel, Tower 49, 12 East 49th Street, New York, New York 10017, at 10:00 a.m., New York City time, on April 1, 1997, or on such later Business Day as the Company and you shall agree (such specified or subsequent Business Day, as the case may be, the "CLOSING DATE").
                                                  ------------

          (b) At the Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note in the principal amount of $11,000,000 (or such greater number of Notes as you may request aggregating such principal amount), dated the Closing Date and registered in your name (or the name of your nominee), against wire transfer by you to the Company of immediately available funds in the amount of the purchase price therefor. If at the Closing the Company shall fail to tender such Notes to you as provided herein or if any of the conditions specified in SECTION 2 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

          1.6.  APPLICATION OF PROCEEDS. Subject in any event to the provisions
                -----------------------
of SECTION 8.19, the proceeds from the sale of the Notes will be applied by the Company on the Closing Date, contemporaneously with the closing of the Acquisition, to the redemption of 65 shares of the capital stock of the Company owned by Tribune.

          1.7.  PURCHASE FOR INVESTMENT. You represent to the Company that on
                -----------------------
the Closing Date you will acquire the Notes being acquired by you for your own account and not with a view to, or for sale in connection with, the distribution (as such term is used in Section 2(11) of the Securities Act) of any part thereof, provided that the disposition of your property shall at all times be
         --------
and remain within your control. The Company acknowledges that each Note is a "security" as defined in Section 2(1) of the Securities Act and Section 3(a)(10) of the Exchange Act.

          1.8.  SOURCE OF FUNDS. (a) You represent to the Company that no part
                ---------------
of the funds to be used by you to pay the purchase price of the Notes constitutes assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest. If your source of funds includes assets of your insurance company general account (as defined in Section V(e) of Prohibited Transaction Class Exemption ("PTCE") 95-
                                                                    ----
60), you represent to the Company that no employee benefit plan or employee benefit plans maintained by a single employer (including an "affiliate" thereof, as defined in Section V(a) of PTCE 95-60) or employee organization hold an interest or interests either as contract holders or as the beneficial owners of contracts in such general account, the reserves and liabilities for which exceed 10% of the sum of all reserves and liabilities of such general account plus your surplus, such reserves and liabilities and such surplus in each case being calculated in accordance with the applicable provisions of PTCE 95-60.

          (b) As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

     2.  CONDITIONS TO CLOSING. Your obligation to purchase and pay for the
         ---------------------
Notes to be purchased by you hereunder is subject to the fulfillment to your satisfaction, prior to or at the Closing, of each of the following conditions:

          2.1. PROCEEDINGS SATISFACTORY. All proceedings taken in connection
               ------------------------
with the authorization and issuance of the Notes and the consummation of the transactions contemplated by this Agreement, the Stock Purchase Agreement and the other Transaction Documents and all documents and papers relating thereto (including all proceedings, agreements and documents relating to the Acquisition), and all corporate organization, formation and authorization documents relating to Holdings and the Company and the transactions contemplated hereby, shall be reasonably satisfactory in form, scope and substance to you and your special counsel, and you and your special counsel shall have received copies (executed or certified as may be appropriate) of such documents and papers as they may reasonably request in connection therewith.

          2.2. OPINIONS OF COUNSEL. You shall have received opinions, each dated the Closing Date, addressed to you and satisfactory in form, scope, and substance to you, from (i) Roberts, Sheridan & Kotel, special counsel to the Company and Holdings, substantially in the form of EXHIBIT B, and covering such other matters as you or your special counsel may reasonably request; and (ii) Coudert Brothers, your special counsel in connection with the transactions contemplated by this Agreement, covering such matters as you may reasonably request. In addition, you shall have received copies of the opinion of counsel for the General Partner and Holdings and the opinion of counsel for Tribune delivered pursuant to the Stock Purchase Agreement in connection with the consummation of the transactions contemplated thereby, accompanied in the case of each such opinion, by a letter from counsel rendering same stating that you and your special counsel are entitled to rely on such opinion as if it were addressed to you and your special counsel.

          2.3.  REPRESENTATIONS AND WARRANTIES. All representations and
                ------------------------------
warranties of the Company and Holdings contained in this Agreement or in any Transaction Document to be entered into on or prior to the Closing Date or made by or on behalf of either of them in the materials listed on SCHEDULE V, shall be true and correct when made and as of the time of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing Date (except to the extent that any such representation or warranty specifically refers to another date).

          2.4.  PERFORMANCE; NO DEFAULT. The Company and Holdings shall have
                -----------------------
performed all agreements and complied with all conditions contained herein or in any other Transaction Document required to be performed or complied with by them prior to or at the Closing (including the delivery of all instruments, certificates or documents required to be delivered in connection with any of the Transaction Documents), and at the time of the Closing (and after giving effect to the sale of the Notes to you and the application of the proceeds of such sale) no condition or event shall exist which constitutes a Default or an Event of Default.

          2.5.  COMPLIANCE CERTIFICATE. Each of the Company and Holdings shall
                ----------------------
have delivered to you an Officers' Certificate, dated the Closing Date, certifying that the conditions specified in SECTIONS 2.3 AND 2.4 applicable to it have been fulfilled.

          2.6.  CONSUMMATION OF ACQUISITION. On the Closing Date, concurrently
                ---------------------------
with the consummation of the Closing:

          (a) each of the General Partner and Holdings shall have duly authorized, executed and delivered the Assignment Agreement, and Holdings shall have assumed all of the rights and obligations of the General Partner under the Stock Purchase Agreement;

          (b) all of the conditions precedent to the obligations of Holdings (as assignee of the General Partner) and Tribune set forth in the Stock Purchase Agreement shall have been fulfilled, no amendment, modification or waiver (in the case of any material condition) of such conditions precedent shall have been made, other than as may have been approved by you in writing on or prior to the Closing Date, and the acquisition by Holdings of 100% of the issued and outstanding shares of capital stock of the Company pursuant to the terms of the Stock Purchase Agreement (the "ACQUISITION")
                                                                 -----------
     shall have been completed, and Holdings shall have good and marketable title to all the issued and outstanding shares of capital stock of the Company, free and clear of all Liens;

          (c) the Board of Directors of the Company, as constituted immediately following the Acquisition, shall have duly authorized by appropriate corporate action (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, (ii) the issuance, sale and delivery by the Company of the Notes, and (iii) the execution and delivery by the Company of, and the performance by the Company of its obligations under, the other Transaction Documents to which the Company is or is to be a party; and

          (d) copies, certified by an appropriate officer of Holdings as true, correct and complete, of all the Acquisition Documents and all documents delivered in connection with the transactions contemplated thereby shall have been delivered to you and your special counsel.

          2.7. LEGAL INVESTMENT. On the Closing Date the Notes and the
               ----------------
Partnership Units shall be and qualify as a legal investment for you under the laws and regulations of each jurisdiction to which you may be subject (without resort to any basket or leeway provisions of said laws, such as New York Insurance Law (S) 1405(a)(8)), and the purchase of the Notes shall not subject you to any tax, penalty, liability or other onerous condition pursuant to any applicable law or regulation; and you shall have received such certificates or other evidence, if any, as you may request demonstrating the satisfaction of this condition.

          2.8.  ABSENCE OF CERTAIN EVENTS. There shall not have occurred any
                -------------------------
Material Adverse Change from that reflected in the most recent annual financial statements of the Company referred to in SECTION 8.7, nor shall there exist any additional information not disclosed to you as of such date which information may have or may result in a Material Adverse Effect. Since the date of the balance sheets included in such financial statements, the Company shall not have consolidated or merged with or into, or participated in a share exchange with, any Person, or sold, leased or otherwise disposed of any assets or properties other than in the ordinary course of business.

          2.9.  CONSENTS AND APPROVALS. All actions, approvals, consents,
                ----------------------
permits, licenses, waivers, exemptions, Orders, authorizations, registrations, declarations, filings and recordings (collectively, "APPROVALS"), if any, which
                                                     ---------
are required to be taken, given, obtained,
filed or recorded, as the case may be, by or from or with (a) any Governmental
                                                           -
Body, (b) any holder of any indebtedness, obligation or securities of the
       -
Company or any trustee or agent for any such holder, or (c) any other Person
                                                         -
necessary for the Acquisition or for the legal and valid execution and delivery by the Company and Holdings of this Agreement and the other Transaction Documents to which they respectively are parties, and the consummation of the transactions (including the issuance of the Notes and the consummation of the Acquisition) contemplated hereby and thereby, shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such Approvals shall be final, subsisting and in full force and effect on the Closing Date, and shall not be subject to any further proceedings or appeals or any conditions subsequent not approved by you. To the extent requested by you, certified copies or other appropriate evidence of all such Approvals, in form, scope and substance satisfactory to you and your special counsel, shall have been delivered to you and your special counsel.

          2.10.  PARTNERSHIP AGREEMENT; SALE OF PARTNERSHIP UNITS; SIDE LETTER.
                 -------------------------------------------------------------
The Agreement of Limited Partnership, dated as of the Closing Date and substantially in the form of EXHIBIT C-1, shall have been duly executed by the General Partner, you and the other Limited Partners and shall be in full force and effect, and Amendment No. 1 to the Agreement of Limited Partnership, dated as of the Closing Date and substantially in the form of EXHIBIT C-2, shall have been duly executed by the General Partner and not less than a Majority in Interest of Limited Partners (as defined in such Agreement of Limited Partnership) and shall be in full force and effect (such Agreement of Limited Partnership, as amended by such Amendment No. 1, being hereinafter referred to as the "PARTNERSHIP AGREEMENT"). Concurrently with the consummation of the
        ---------------------
Closing, (i) the General Partner shall hold a 1% general partnership interest in the Partnership, and there shall be no other entity owning or holding any interest as a general partner in the Partnership, and (ii) you shall have purchased and shall be the legal and beneficial owner of 17.5 Partnership Units. You shall have received a letter, dated the Closing Date and in form and substance satisfactory to you, from the General Partner to you concerning certain matters relating to the Partnership Agreement.

          2.11.  CAPITALIZATION OF PARTNERSHIP. The proceeds from the sale of
                 -----------------------------
Partnership Units on the Closing Date, together with the proceeds of the Closing Loan (if any), shall equal not less than $10,000,000. The evidence of, and the terms and conditions applicable to, the Closing Loan (if any) shall be satisfactory to you in form and substance.

          2.12.  PRO FORMA BALANCE SHEET. The Company shall have furnished you
                 -----------------------
with a pro forma consolidated balance sheet of the Company and its consolidated Subsidiaries as of March 2, 1997 (the "PRO FORMA BALANCE SHEET"), in reasonable
                                       -----------------------
detail and consistent with GAAP. The Pro Forma Balance Sheet shall be satisfactory to you in form and substance.

          2.13.  FEES PAYABLE AT CLOSING. The Company shall have paid the
                 -----------------------
reasonable legal fees and other expenses of your special counsel referred to in
SECTION 17.1 and all other fees and expenses for which the Company is obligated pursuant to SECTION 17.1 and for which the Company shall have received invoices on or prior to the last Business Day preceding the Closing Date.

          2.14.  PRIVATE PLACEMENT NUMBER. A Private Placement Number shall have
                 ------------------------
been assigned to the Notes by the CUSIP Service Bureau of Standard & Poor's Corporation and you shall have received a copy of a letter therefrom confirming the same.

          2.15.  FUNDING INSTRUCTIONS. At least two Business Days prior to the
                 --------------------
Closing Date, you shall have received written payment instructions addressed to you and executed by an authorized officer of the Company setting forth the purchase price of the Notes to be purchased by you on the Closing Date and directing the manner of payment of such purchase price by setting forth (a) the
                                                                         -
name of the bank to which such payment is to be made (the "TRANSFEREE BANK"),
                                                           ---------------
(b) the ABA number of the Transferee Bank, (c) the account name and number at
 -                                          -
the Transferee Bank into which the purchase price for the Notes is to be deposited and (d) the name and telephone number of the account representative at
               -
the Transferee Bank responsible for verifying receipt of such funds.

    3.  PAYMENT AND PREPAYMENT OF NOTES.
        --------------------------------

        3.1. REQUIRED PREPAYMENTS AND PAYMENT AT MATURITY. On June 1 in each of
             --------------------------------------------
the years 2003 through 2006 (each such date being referred to herein as a "REQUIRED PREPAYMENT DATE") (so long as any of the Notes remain outstanding),
 ------------------------
the Company will prepay, and there shall become due and payable, the principal amount of the Notes specified for payment on such Required Prepayment Date in the following table (or such lesser principal amount of Notes as shall then be outstanding):

REQUIRED PRE-                   AGGREGATE PRINCIPAL AMOUNT OF
PAYMENT DATE                        REQUIRED PREPAYMENT
-------------                   -----------------------------
June 1, 2003                              $2,200,000
June 1, 2004                              $2,200,000
June 1, 2005                              $2,200,000
June 1, 2006                              $2,200,000

          Each such prepayment pursuant to this SECTION 3.1 shall be at 100% of the principal amount so to be prepaid, together with interest accrued thereon to the date of such prepayment, without Yield Maintenance Amount or any other premium.

          On April 1, 2007, the Company will pay, and there shall become due and payable, the entire remaining unpaid principal amount of the Notes, together with interest accrued thereon.

          3.2.  OPTIONAL PREPAYMENTS.
                ---------------------

     (a) LIMITATION ON OPTIONAL PREPAYMENTS. The Notes shall not be subject to prepayment at the option of the Company except in accordance with the terms of subdivisions (b) and (c) of this SECTION 3.2.

     (b) OPTIONAL PREPAYMENTS WITH YIELD MAINTENANCE AMOUNT. On any date, the Company may, at its option, upon notice as provided in SECTION 3.4, prepay the Notes in whole or from time to time in part (in integral multiples of at least $1,00O,000), each such optional prepayment to be made at 100% of the principal amount of the Notes to be so prepaid together with interest accrued on such principal amount to the date of prepayment, plus the Yield Maintenance Amount determined in respect of such principal amount.

     (c) OPTIONAL PREPAYMENTS WITHOUT YIELD MAINTENANCE AMOUNT UNDER CERTAIN CIRCUMSTANCES. Under the following circumstances, as hereinafter provided, the Company may prepay a portion of the Notes at its option without Yield Maintenance Amount:

           (i) in the event of an IPO, the Company may, at its option and upon notice as provided in SECTION 3.4, at any time on or after the effective date of such IPO, prepay an aggregate principal amount of Notes not exceeding $2,750,000, such optional prepayment to be made at 100% of the principal amount specified in such notice to be so prepaid together with interest accrued on such principal amount to the date of such prepayment, without Yield Maintenance Amount or any other premium;

          (ii) if the sale by you of any IPO Shares to which you are entitled pursuant to the Partnership Agreement ceases to be restricted (under Rule 144(k) of the Securities Act or as a result of the Partnership permitting the registration of such sale under the Securities Act or otherwise), whether or not you in fact consummate any such sale at any time thereafter, the Company may, at its option and upon notice as provided in SECTION 3.4, prepay an aggregate principal amount of Notes not exceeding $2,750,000, such optional prepayment to be made at 100% of the principal amount specified in such notice to be so prepaid together with interest accrued on such principal amount to the date of such prepayment, without Yield Maintenance Amount or any other premium; and

         (iii) in the event that the Company shall consummate a Qualified Transaction constituting a Successor Transaction in connection with which
     (x) if such Qualified Transaction constitutes a Change of Control, there shall exist any Noteholder which shall not have elected to exercise its right pursuant to SECTION 6.9 to require the prepayment of the Notes held by it in connection with such Change of Control, and (y) the Successor shall have assumed the Company's obligations under this Agreement and the Notes in accordance with SECTION 6.7(D), then the Company may, at its option and upon notice as provided in SECTION 3.4, contemporaneously with the consummation of such Qualified Transaction (or as soon thereafter as is practicable, but in no event later than 10 days after such consummation), prepay a principal amount of Notes held by each such Noteholder in an amount not exceeding such Noteholder's pro rata share (in proportion to the
                                            --- ----
     aggregate principal amount of Notes held by all such Noteholders) of the excess (if any) of (1) $5,500,000 over (2) the aggregate principal amount
                                       ----
     of Notes (if any) which the Company shall have previously prepaid at its option pursuant to subclause (i) or subclause (ii) of this SECTION 3.2(C), each such optional prepayment to be made at 100% of the principal amount specified in such notice to be so prepaid together with interest accrued on such principal amount to the date of such prepayment, without Yield Maintenance Amount or any other premium.

          3.3.  PREPAYMENT UPON CHANGE OF CONTROL. The Company shall prepay the
                ---------------------------------
principal amount of Notes specified for prepayment in any Prepayment Election Notice delivered by the Company as contemplated by SECTION 6.9, each such prepayment to be at the price and on the Prepayment Date determined in accordance with, and otherwise as provided in, SECTION 6.9.

          3.4.  NOTICE OF OPTIONAL PREPAYMENT; CALCULATION OF YIELD MAINTENANCE
                ---------------------------------------------------------------
AMOUNT. The Company will give each Noteholder, with respect to each optional
------
prepayment pursuant to SECTION 3.2, (a) notice thereof at least 30 and not more
                                     -
than 60 days prior to the date fixed for such prepayment (which notice may be revoked by written notice of revocation not less than two Business Days prior to such date), specifying (i) such date of prepayment and the principal amount of
                        -
each Note held by such Noteholder so to be prepaid, (ii) the amount of accrued
                                                     --
interest payable to such Noteholder in respect of such prepayment, and (iii) if
                                                                        ---
such prepayment is being made pursuant to SECTION 3.2(b), the Company's estimate as of the date of such notice of the Yield Maintenance Amount, if any, applicable in respect of such prepayment, showing in reasonable detail the calculation thereof and setting forth the Reinvestment Yield used in such calculation, and (b) if such prepayment is being made pursuant to SECTION
                  -
3.2(b), further notice (a copy of which shall be telefaxed by the Company to each such Noteholder concurrently with the sending thereof) two Business Days prior to such date of prepayment, specifying such Yield Maintenance Amount, if any, showing in reasonable detail the calculation thereof and setting forth the Reinvestment Yield used in such calculation. Each determination by the Company set forth in any such notice furnished to a Noteholder of the Yield Maintenance Amount applicable in respect of a prepayment of Notes held by such Noteholder shall be subject to verification by such Noteholder; and any redetermination of such Yield Maintenance Amount by such Noteholder shall, in the absence of manifest error, be conclusive and binding as between the Company and such Noteholder.

          3.5.  MATURITY; SURRENDER; NOTICE OF PREPAYMENTS; ETC. In the case of
                -----------------------------------------------
any prepayment of Notes pursuant to SECTION 3.2 (unless the notice of such prepayment has been revoked as permitted by SECTION 3.4) or SECTION 3.3, the principal amount of each Note to be prepaid shall become due and payable on the date fixed for such prepayment in the notice of such prepayment pursuant to
SECTION 3.2 or SECTION 3.3, as the case may be, together with interest accrued on such principal amount to such date, and if such prepayment is made pursuant to SECTION 3.2(b), the Yield Maintenance Amount, if any, payable in connection with such prepayment pursuant to such SECTION 3.2(b). Any Note paid or prepaid in full in accordance with the terms of this Agreement shall thereafter be surrendered to the Company upon its written request therefor and canceled and not reissued; and no Note shall be issued in lieu of any paid or prepaid principal amount of any Note.

          3.6.  LIMITATION ON PREPAYMENT AND ACQUISITION OF NOTES. The Company
                -------------------------------------------------
will not, and will not permit any of its Affiliates or Subsidiaries to, pay, prepay, purchase, redeem or otherwise acquire, directly or indirectly, any Note except by way of payment or prepayment by the Company in accordance with the terms of this Agreement and such Note.

          3.7.  PAYMENTS DUE ON OTHER THAN A BUSINESS DAY. If any payment or
                -----------------------------------------
prepayment of principal, Yield Maintenance Amount, if any, or interest on or with respect to any Note or Notes becomes due and payable on any day that is not a Business Day, the amount of such payment or prepayment shall be payable on the next succeeding Business Day and, with respect to any such payment or prepayment of principal, interest shall continue to accrue thereon during any such extension period at the applicable rate of interest in effect immediately prior to such extension.

          3.8.  ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each required
                ---------------------------------
or optional prepayment made pursuant to SECTION 3.2 of less than the entire unpaid principal amount of all outstanding Notes, the principal amount of the Notes so to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective principal amounts thereof not theretofore prepaid. The amount of each optional prepayment of the Notes made pursuant to SECTION 3.2 shall be credited against the required annual prepayments of principal and payment at final maturity then remaining unpaid on the Notes (i) in the case of each optional prepayment of the Notes made pursuant to SECTION 3.2(b), pro rata against each of such required annual
                                 --- ----
prepayments and such payment at final maturity, and (ii) in the case of each optional prepayment of the Notes made pursuant to SECTION 3.2(c), in the inverse order of the scheduled dates of such required annual prepayments and payment, at final maturity.

     4.  FINANCIAL STATEMENTS; INFORMATION. Each of Holdings and the Company
         ---------------------------------
(each, for purposes of this SECTION 4, a "REPORTING ENTITY") will furnish (in
                                          ----------------
duplicate) to each Noteholder:

         (a) QUARTERLY STATEMENTS. As soon as available and in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of such Reporting Entity, consolidated and, if already prepared by such Reporting Entity or if specifically requested by any Noteholder, consolidating, balance sheets of such Reporting Entity and its Subsidiaries as of the end of such quarterly fiscal period and the related consolidated and (if so prepared or requested) consolidating statements of income and cash flows of such Reporting Entity and its Subsidiaries for such quarterly fiscal period and (in the case of the second and third fiscal period in each fiscal year) for the portion of the fiscal year ended with the last day of such quarterly fiscal period, setting forth in each case in comparative form the respective figures as of the end of and for the corresponding period of the previous fiscal year (if applicable), all in reasonable detail, prepared in accordance with GAAP applied on a basis consistent with prior years, and certified by the Treasurer, Chief Financial Officer or Controller of such Reporting Entity as complete and correct in all material respects and as fairly presenting the consolidated financial position of such Reporting Entity and its consolidated Subsidiaries and the results of their operations and their cash flows, subject only to changes resulting from normal year-end audit adjustments; provided, however, that so long as (x) the assets of the
                  --------  -------
     Company and its Subsidiaries equal or exceed 90% of the assets of Holdings and its Subsidiaries and (y) the operating revenue of the Company and its Subsidiaries equals or exceeds 90% of the operating revenue of Holdings and its Subsidiaries, "Reporting Entity" as used in this subdivision (a) shall refer only to the Company;

          (b) ANNUAL STATEMENTS. As soon as available and in any event within 90 days after the end of each fiscal year of such Reporting Entity, consolidated and, if already prepared by such Reporting Entity or if specifically requested by any Noteholder, consolidating balance sheets of such Reporting Entity and its Subsidiaries as of the end of such fiscal year and the related consolidated and (if so prepared or requested) consolidating statements of income and cash flows of such Reporting Entity and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the respective figures as of the end of and for the previous fiscal year (if applicable), all in reasonable detail and (i) in the case of such consolidated financial
                            -
     statements, prepared in accordance with GAAP applied on a basis consistent with prior years and accompanied by an opinion thereon of one of the so-called "Big Six" firms of independent certified public accountants of recognized national standing selected by such Reporting Entity, which opinion shall be made without qualification, shall comply with generally accepted auditing standards at the time in effect, and shall state that such financial statements present fairly, in all material respects, the financial position of such Reporting Entity and its consolidated Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (without reference to any inconsistency of application of accounting principles except for changes in application in which such accountants concur and that are noted in such financial statements), that the audit of such accountants was conducted in accordance with generally accepted auditing standards, and that such accountants believe such audit provides a reasonable basis for their opinion, and (ii) in the case of such
                                              --
     consolidating statements (if so prepared or requested), certified as complete and correct in all material respects by the chief financial officer of such Reporting Entity; provided, however, that so long as (x)
                                       --------  -------
     the assets of the Company and its Subsidiaries equal or exceed 90% of the assets of Holdings and its Subsidiaries and (y) the operating revenue of the Company and its Subsidiaries equals or exceeds 90% of the operating revenue of Holdings and its Subsidiaries, "Reporting Entity" as used in this subdivision (b) shall refer only to the Company;

          (c) OFFICERS' CERTIFICATES. Concurrently with each delivery of financial statements of the Company pursuant to subdivision (a) or (b) of this SECTION 4, an Officers' Certificate of the Company:

                (i) stating that the signatories thereto have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements for the purpose of making the determinations stated in such Officers' Certificate, and that such review has not disclosed the existence during or at the end of such accounting period, and that such signatories do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event which constitutes a Default or an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto; and

               (ii) setting forth facts or computations in reasonable detail demonstrating compliance during and at the end of such accounting period with the covenants and restrictions contained in SECTIONS 6.1(a), 6.1 (b), 6.1 (c), 6.5 AND 6.7;

          (d) ACCOUNTANTS' CERTIFICATES. Concurrently with each delivery of annual financial statements of the Company pursuant to subdivision (b) of this SECTION 4, a written statement addressed to the Company from the independent certified public accountants who have certified such financial statements:

                (i) stating whether, in the course of their audit examination, anything has come to their attention concerning the existence during the fiscal year covered by such financial statements (and whether they have knowledge of the existence as of the date of such written statement) of any condition or event which constitutes a Default or an Event of Default, and, if so, specifying the nature and period of existence thereof; and

               (ii) stating that they have examined the Officers' Certificate delivered in connection with such annual financial statements pursuant to clause (c) of this SECTION 4 for such fiscal year, and, based upon their annual audit examination, nothing has come to their attention which causes them to believe that the information contained in such Officers' Certificate is not correct or that the matters set forth in such Officers' Certificate pursuant to subdivision (c)(ii) of this
          SECTION 4 have not been properly stated in accordance with the terms of this Agreement;

          (e) COMMISSION AND OTHER REPORTS. Within ten Business Days after the filing or distribution thereof, copies of (i) all financial statements,
                                                -
     reports, notices, proxy statements and other information sent or made available generally by such Reporting Entity to any class of its security holders or by any Subsidiary of such Reporting Entity to any class of its security holders other than such Reporting Entity or another of its Subsidiaries, (ii) all regular and periodic reports (including reports on
                    --
     Form 8-K) and all registration statements (other than those on Form S-8 or a successor form relating to the registration of securities pursuant to an employee benefit plan) and prospectuses filed by such Reporting Entity or any of its Subsidiaries with any securities exchange or with the Commission, and (iii) all press releases and other statements made
                      ---
     available generally by such Reporting Entity or any of its Subsidiaries to the public concerning material developments in the business of such Reporting Entity or any of its Subsidiaries;

          (f)  AUDIT REPORTS.  Promptly (and in any event within five Business
     Days) after receipt thereof, copies of all reports (other than as contemplated by subdivision (b) of this SECTION 4) submitted to such Reporting Entity by independent certified public accountants in connection with any annual, interim or special audit of such Reporting Entity or its Subsidiaries made by such accountants;

          (g)  DEFAULTS, ETC.  Promptly (and in any event within five Business
     Days) after any officer of such Reporting Entity obtains knowledge of any condition or event which constitutes a Default or an Event of Default, or becomes aware that any Noteholder has given any notice or taken any other action with respect to a claimed Default or Event of Default or that any Person has given any notice to such Reporting Entity or any Subsidiary thereof or any other Person or taken any other action with respect to a claimed event of default under or in respect of any Debt referred to in
     SECTION 10.1(e) or any Senior Debt referred to in SECTION 10.1(1) or with respect to the occurrence or existence of any event or condition of the type referred to in

     SECTION 10.1(f), 10.1(g), 10.1(j) OR 10.1(k), an Officers' Certificate specifying in reasonable detail the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto;

          (h) ERISA. Promptly (and in any event within five Business Days) after any Company Group Member or any plan administrator of any Plan (i)
                                                                           -
     knows or has reason to know of the occurrence of any Termination Event,
     (ii) receives with respect to any Multiemployer Plan notice as prescribed
      --
     in ERISA of any withdrawal liability assessed against any Company Group Member or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA),
     (iii) knows that a prohibited transaction (within the meaning of Section
      ---
     406 of ERISA or Section 4975 of the Code) for which a statutory or administrative exemption is not available or a breach of fiduciary responsibility has occurred in connection with which any Company Group Member could reasonably be subject to any material liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability or (iv) knows or has reason to know that there has been a
                   --
     material adverse change in the funding status of any Plan, a description of such event or a copy of such notice and a statement by the principal financial officer of such Reporting Entity of the action which has been or is being taken or is proposed to be taken by such Reporting Entity with respect thereto;

          (i) NOTICE OF CHANGE OF CONTROL. Promptly, and in no event later than 5 days after any officer of the Company or Holdings obtains knowledge of any Change of Control, written notice thereof in the form of an Officers' Certificate describing in reasonable detail the facts and circumstances giving rise to such Change of Control, specifying the date such Change of Control is expected to occur, and making reference to
     SECTION 6.9 of this Agreement and the right of the holders of Notes to require the prepayment of the Notes on the terms and conditions provided for in such SECTION 6.9;

          (j)  LITIGATION, ETC.  Promptly (and in any event within five Business
     Days) after any officer of such Reporting Entity obtains knowledge of any litigation administrative proceeding or judgment (i) relating to such
                                                       -
     Reporting Entity or any of its Subsidiaries (whether or not considered by such Reporting Entity to be covered by insurance) which could reasonably be expected to have a Material Adverse Effect, (ii) relating in any way to or
                                                  --
     calling into question the validity, binding effect or enforceability of this Agreement, the Notes or any other Transaction Document, or (iii)
                                                                      ---
     challenging or in any way calling into question the rights of the Company or any of its Subsidiaries under any Material Trademark, an Officers' Certificate specifying in reasonable detail the facts and circumstances surrounding such litigation, proceeding or judgment;

          (k) ENVIRONMENTAL NOTICES. Promptly (and in any event within five Business Days) after any officer of such Reporting Entity obtains knowledge that (i) such Reporting Entity or any of its Subsidiaries is not in
           -
     compliance in all material respects with any Environmental Law or (ii) that
                                                                        --
     any Environmental Claim has been made against such Reporting Entity or any of its Subsidiaries and such non-compliance or Environmental Claim could reasonably be expected to have a Material Adverse Effect on such Reporting Entity, an Officers' Certificate specifying the nature and period of existence of such non-compliance or the substance of such Environmental Claim and, in either case, what action such Reporting Entity has taken or is taking or proposes to take with respect thereto; and

          (l) REQUESTED INFORMATION. Promptly upon request therefor, such other information (including, without limitation, any comment letter relating to the Company submitted by its certified public accountants in connection with any audit referred to in subdivision (f) of this Section), if any, as to the Business or Condition of such Reporting Entity or its Subsidiaries as may from time to time be reasonably requested by any Noteholder.

          5.  INSPECTION OF PROPERTIES AND BOOKS. (a) So long as you, your
              ----------------------------------
nominee or any other institutional investor shall be obligated to purchase or shall hold any Note, your or such other institutional Noteholder's representative or representatives may, upon two Business Days' prior notice to Holdings or the Company, as the case may be, visit and inspect any of the properties of Holdings or the Company and its Subsidiaries, as the case may be, including their respective books of account, records, reports and other papers, and make copies and extracts therefrom, all at such reasonable times and as often as may be reasonably requested, provided that, during the continuance of
                                      --------
any Default or Event of Default, (i) all reasonable travel, lodging costs and
                                  -
related expenses relating to one such visit or inspection per fiscal quarter shall be borne by the Company, and (ii) any such visit or inspection shall in
                                    --
any event be deemed to have been reasonably requested.

          (b) Each of Holdings and the Company shall make available to each Noteholder's representative or representatives during any visit to which SECTION 5(A) applies such of its officers, employees and independent public accountants as are requested by such representative or representatives (provided that, so
                                                            --------
long as no Default or Event of Default shall have occurred and be continuing, neither Holdings nor the Company shall be required to make available its independent public accountants more than once each fiscal year) to discuss any aspect of its or its Subsidiaries' affairs, finances, accounts, or condition (and each of Holdings and the Company hereby authorizes and directs each such officer, employee, and independent public accountant to engage in such discussions) and shall supply such services, including copying, which such representative or representatives reasonably request in connection with its or their inspection. Notwithstanding anything to the contrary contained herein, neither Holdings nor the Company shall charge any Noteholder for any costs incurred (including salary and other overhead expenses and any costs of copying) in making available such persons or providing such services.

          (c) So long as you shall hold any Note and shall also be a Limited Partner, Holdings and the Company shall provide you with such information regarding the Partnership or the business and affairs of the Partnership as you shall reasonably request, and shall cause the General Partner to make available to you or your representative or representatives, for inspection and copying by you or such representative or representatives, the books of account and records maintained by the General Partner in respect of the Partnership.

          6.   COVENANTS. From the date of this Agreement through the Closing
               ---------
Date, and thereafter so long as any Note shall be Outstanding:

          6.1. MAINTENANCE OF CERTAIN FINANCIAL CONDITIONS.
               -------------------------------------------

          (a)  DEBT COVERAGE RATIO.  The Company will not on any date permit the
               -------------------
     ratio of Total Included Debt as of such date to EBITDA for the period of four fiscal quarters ending on or most recently prior to such date to exceed 5.00 to 1.00.

          (b)  MAINTENANCE OF NET WORTH.  The Company will not, on any date in
               ------------------------
     any fiscal year, permit Consolidated Net Worth to be less than the Net Worth Minimum applicable to any date in such fiscal year. The "NET WORTH
                                                                    ---------
     MINIMUM" applicable to any date in any fiscal year shall be (i) for any
     -------                                                      -
     date in the fiscal year ended December 31, 1997, $8,000,000, and (ii) for
                                                                       --
     any date in each fiscal year thereafter, the sum of the Net Worth Minimum for any date in the immediately preceding fiscal year plus 50% (0% in the case of a deficit) of Consolidated Net Income for such immediately preceding fiscal year.

          (c) INTEREST COVERAGE RATIO. The Company will not, as of the last day of any fiscal quarter of the Company, permit the ratio of EBITDA for the period of four fiscal quarters of the Company ended on such date to Interest Expense for such period of four fiscal quarters to be less than
     1.50 to 1.00.

           6.2.  DEBT OF THE COMPANY.  The Company will not, and the Company
                 -------------------
will not permit any of its Subsidiaries to, directly or indirectly, create, assume, incur, issue, agree to purchase or repurchase, or provide funds in respect of, or otherwise become or remain liable in respect of, by way of Guaranty or otherwise, any Debt, except that:

          (a) the Company may become and remain liable in respect of the Debt evidenced by the Notes;

          (b) the Company may become and remain liable in respect of Current Debt incurred under a revolving credit facility in an aggregate principal amount at any time outstanding not exceeding $3,500,000, the proceeds of which are used by the Company for working capital and for no other purpose; provided, however, that the Company shall not be permitted to have any such
     --------  -------
     Current Debt outstanding unless there shall have been during the immediately preceding twelve-month period a period of at least 30 consecutive days on each of which there shall have been no such Current Debt outstanding, and any violation by the Company of this proviso will constitute an Event of Default, whether or not the Company is otherwise permitted to incur additional Debt pursuant to subdivision (e) of this
     SECTION 6.2;

          (c) the Company may remain liable in respect of the Debt outstanding on the date of this Agreement and described in SCHEDULE III, and any extension, renewal, refunding or refinancing thereof, provided that the
                                                           --------
     principal amount thereof is not increased;

          (d) any Subsidiary may become and remain liable in respect of Debt of such Subsidiary owing to the Company or a Wholly-Owned Subsidiary; and

          (e) the Company and any Subsidiary may become and remain liable in respect of additional Debt (other than Debt prohibited by virtue of the proviso to SECTION 6.2(b)), provided that on and as of the date on which
                                 --------
     the Company or such Subsidiary proposes to incur any such additional Debt and after giving effect to such incurrence and to the substantially concurrent incurrence or retirement of any other Debt by the Company and its Subsidiaries and to the application of the proceeds of such Debt, no Event of Default shall have occurred and be continuing; and provided,
                                                                 --------
     further, however that in no event shall any Subsidiary be permitted to
     -------  -------
     become and remain liable in respect of additional Debt pursuant to this
     SECTION 6.2(e) unless and until such Subsidiary shall have executed and delivered to each Noteholder a guaranty by such Subsidiary of the obligations of the Company under this Agreement and the Notes, which guaranty shall be expressly subordinate to all Senior Debt and other Debt of such Subsidiary (other than any such Debt owing to the Company Holdings or any other Subsidiary of Holdings), shall be satisfactory in form and substance to the Noteholders and, if requested by any Noteholder, shall be accompanied by an opinion of counsel reasonably satisfactory to each Noteholder concerning such matters relating to such Subsidiary and such guaranty as such Noteholder may reasonably request.

The Company will not in any event create, incur, assume or permit to exist any Debt of the Company owing to any of its Subsidiaries. For all purposes of this Section, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have created, assumed or incurred all of its then outstanding Debt at the time it becomes a Subsidiary, and any extension, renewal, refunding or refinancing of any Debt shall be deemed to be an incurrence of such Debt at the time of such extension, renewal, refunding or refinancing.

          6.3.  LIENS.  The Company will not, and will not permit any of its
                -----
Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien (other than Liens created in the ordinary course of business which do not secure indebtedness or obligations in respect of borrowed money or the obtaining of advances or credit) on or with respect to (a) the "Farm Journal" trademark or trade name or (b) any database which is part of the Data Management business of the Company as conducted on the date hereof, provided that the foregoing restriction shall not
                              --------
prohibit the creation of Liens on accounts receivable generated by such assets and the books and records, contracts, chattel paper, letters of credit and general intangibles relating to such accounts receivable (including any computer programs or tape files containing information directly relating to such accounts receivable), but only if such Liens do not encumber any such database.

          6.4.  INVESTMENTS, ETC. The Company will not, and will not permit any
                ----------------
of its Subsidiaries to, directly or indirectly, make or own any Investments except:

          (a)  the Company and its Subsidiaries may make and own Investments in
     (i) readily marketable direct obligations issued by the United States of
      -
     America or any agency thereof which, in the case of any such agency, are unconditionally guaranteed or backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) certificates of deposit or bankers'
                                   --
     acceptances maturing within one year from the date of creation thereof which are either (x) fully insured by the Federal Deposit Insurance Corporation or (y) issued by a commercial or chartered bank or trust company organized under the laws of the United States of America or a state thereof having combined capital, surplus and undivided profits of not less than $100,000,000 and having, in respect of its long-term unsecured debt obligations, a rating of at least A- from Standard & Poor's Corporation or A3 from Moody's Investors Service, Inc.; and (iii) open-market commercial paper maturing not later than 270 days after the date of issuance thereof and having at the time of acquisition a rating of at least A-2 from Standard & Poor's Corporation or P-2 from Moody's Investors Service, Inc. or an equivalent rating from any other credit rating agency of recognized national standing in the United States of America;

          (b) the Company and any Subsidiary may continue to own the Investments existing on the date hereof and described in SCHEDULE IV;

          (c) the Company and any Subsidiary may make and own Investments in properly endorsed negotiable instruments received in the ordinary course of business;

          (d) the Company may make and own any Investment in a promissory note of or an advance to any employee of the Company made in favor of, or assigned to, the Company and arising from the payment by such employee of the subscription price of any Partnership Unit (or portion thereof) and/or any related purchase by the Partnership of capital stock of Holdings;

          (e) the Company and any Subsidiary may make and own investments in any Subsidiary or any Person which simultaneously becomes a Subsidiary; and

          (f) the Company and its Subsidiaries may make and own Investments in addition to those permitted by the foregoing subdivisions (a) through (e) of this SECTION 6.4, but only if, at the time of the making by the Company or any Subsidiary of any such additional Investment pursuant to this
     SECTION 6.4(f), the amount of such additional Investment, when added to the amount of all other Investments then owned by the Company and its Subsidiaries and not otherwise permitted by any of the foregoing subdivisions (a) through (e) of this SECTION 6.4, does not exceed 20% of Consolidated Net Worth.

For purposes of this Section, (i) Investments owned by any Person or for which it is obligated at the time it becomes a Subsidiary shall be deemed to be made at the time such Person becomes such a Subsidiary and (ii) the amount involved in any Investment made through the transfer of property shall be deemed to be the greater of (x) the fair market value of such property (as determined in good
                -
faith by the Board of Directors) and (y) the book value thereof on the books of
                                      -
the Company (as determined in accordance with GAAP), in each case determined on the date such Investment is made or committed to be made.

          6.5.  RESTRICTED PAYMENTS. The Company will not, directly or
                -------------------
indirectly (through a Subsidiary or otherwise), authorize, declare, pay or make any Restricted Payment at any time on or prior to April 1, 1998. Thereafter, the Company will not, directly or indirectly (through a Subsidiary or otherwise), authorize, declare, pay or make any Restricted Payment unless both at the time of, and immediately after effect has been given to, such proposed action:

          (a)  no Event of Default shall have occurred and be continuing; and

          (b) the sum of (i) the aggregate amount of all sums and property included in all Restricted Payments directly or indirectly declared, ordered, paid, distributed, made or set apart by the Company during the period from and including the Closing Date to and including the date of such proposed action (the "COMPUTATION PERIOD"), plus (ii) the aggregate
                                ------------------
     amount of all MS Payments made by the Company at any time during the period from and including the Closing Date to and including the second anniversary of the Closing Date, shall not exceed the sum of (1) 50% (or minus 100% in the case of any deficit) of Adjusted Consolidated Net Income for the Computation Period plus (2) an amount equal to the net proceeds received by
                        ----
     the Company from the sale of capital stock of the Company during the Computation Period.

          For all purposes of this Section, the amount involved in any Restricted Payment directly or indirectly declared, ordered, paid, distributed, made or set apart in property shall be deemed to be the greater of (x) the fair
                                                                    -
value of such property (as determined in good faith by the Board of Directors) and (y) the net book value thereof on the books of the Company (as determined in
     -
accordance with GAAP), in each case as determined on the date such Restricted Payment is declared, ordered, paid, distributed, made or set apart.

          The Company will not authorize any Restricted Payment which is not payable within 60 days after authorization.

          6.6.  TRANSACTIONS WITH AFFILIATES. The Company will not, and the
                ----------------------------
Company will not permit any of its Subsidiaries to, directly or indirectly, enter into or be a party to any transaction or arrangement (including, without limitation, the contribution, transfer, purchase, sale or exchange of property, or the rendering of any service, or the payment of management or other service fees) with any Affiliate unless such transaction or arrangement is entered into pursuant to the reasonable requirements or in the ordinary course of the Company's or such Subsidiary's business, as the case may be, in any such case, upon terms that are fair and reasonable and no less favorable to the Company or such Subsidiary, as the case may be, than those which might be obtained at the time on an arm's-length basis from any Person which is not such an Affiliate; provided, however that the foregoing restrictions shall not apply to (i) MS
--------  -------                                                     -
Payments not exceeding $800,000 in the aggregate made at any time on or prior to the second anniversary of the Closing Date; (ii) MS Payments made at any time
                                             --
after the second anniversary of the Closing Date which, either individually or when aggregated with all other MS Payments made during the then-current fiscal year, do not exceed $50,000; (iii) MS Payments made at any time after the
                              ---
second anniversary of the Closing Date approved by a majority, but not less than two, of the independent directors on the Board of Directors, acting in good faith; (iv) payments made by the Company to reimburse Morgan Schiff, the
        --
Partnership, the General Partner or Holdings for out-of-pocket expenses and other transaction costs incurred by Morgan Schiff, the Partnership, the General Partner or Holdings in connection with the closing of the Acquisition and the transactions contemplated by this Agreement and the offering and sale of Partnership Units or which may be incurred by Morgan, Schiff, the Partnership, the General Partner or Holdings in connection with future acquisitions or debt or equity financings made by or directly or indirectly for the benefit of Holdings or the Company; and (v) payments made by the Company to reimburse the
                              -
General Partner and the Partnership for reasonable expenses incurred by the General Partner and the Partnership in connection with their provision of on-going management, accounting and other similar services to the General Partner, the Partnership, Holdings and the Company in connection with their respective day-to-day operating, accounting and management requirements.

          6.7.  CONSOLIDATION, MERGER, SALE OF ASSETS, ETC. The Company will
                ------------------------------------------
not, and will not permit any Subsidiary to, voluntarily liquidate or dissolve, or consolidate or merge with or into any other Person, or permit any other Person to consolidate with or merge with or into it, or participate in a share exchange with, or sell, lease, transfer, terminate, contribute or otherwise dispose of all or substantially all of its assets to any other Person, except that, subject in any event to compliance with the last paragraph of this
Section:

          (a) any Subsidiary of the Company may (i) consolidate with or merge into the Company or any Wholly Owned Subsidiary of the Company if the Company or such Wholly Owned Subsidiary, as the case may be, shall be the continuing or surviving corporation or (ii) consolidate or merge with any other corporation or other business entity if such Subsidiary shall be the continuing or surviving entity;

          (b) any Subsidiary of the Company may sell, lease, transfer, contribute or otherwise dispose of its assets in whole or in part to the Company or any Wholly Owned Subsidiary of the Company, and may, following any such disposition in whole, liquidate and dissolve;

          (c) the Company may consolidate or merge with any other corporation or other business entity if the Company shall be the continuing or surviving entity; and

          (d) the Company may consolidate with or merge into, or be sold or sell its assets as an entirety or substantially to, any other Person (a

     "SUCCESSOR"; any such consolidation, merger or sale of assets satisfying
     ----------
     the requirements of this SECTION 6.7(d) being hereinafter referred to as a "SUCCESSOR TRANSACTION"), but only if such Successor (x) is a solvent
      ---------------------                                -
     corporation duly organized, validly existing and in good standing under the laws of the United States of America or a state thereof and (y) expressly
                                                                  -
     assumes, not later than the consummation of such Successor Transaction, pursuant to a written instrument satisfactory in form, scope and substance to each Noteholder, the due and punctual payment of the principal of, Yield Maintenance Amount or other premium, if any, and interest on the Notes according to their tenor, and the due and punctual performance and observance of the obligations of the Company under this Agreement, an executed counterpart of which agreement shall have been furnished to each Noteholder, together with a favorable opinion of counsel satisfactory to each such holder covering such matters relating to the Successor, the Successor Transaction, such assumption and such agreement as such holder may reasonably request;

provided, however, that, notwithstanding the foregoing provisions of this
--------  -------
SECTION 6.7, except in connection with a Successor Transaction, in no event shall the Company or any Subsidiary be permitted to sell, contribute or otherwise dispose of (1) the "Farm Journal" trademark or trade name or (2) the Company's Data Management business as an entirety (or any database which is a part thereof).

          No consolidation, merger, sale, lease, transfer, contribution or other disposition referred to in subdivision (a) through subdivision (d) of this Section shall be permitted under this Section unless at the time of and immediately after giving effect to any such transaction, (A) no Default or Event
                                                          -
of Default shall have occurred and be continuing, (B) the Company shall be
                                                   -
permitted to incur at least $1.00 of additional Debt under SECTION 6.1(a), and

(C) if such transaction shall involve or result in a Change of Control, the
--
Company shall have prepaid in compliance with SECTION 6.9 the full amount of all Notes of each holder thereof which shall have elected to require such prepayment. No sale, lease, transfer, contribution or other disposition permitted by this Section shall release the Company from any of its obligations and liabilities under this Agreement or the Notes.

          6.8.  SALE OF SUBSIDIARY STOCK. (a)  The Company will not sell,
                ------------------------
transfer or otherwise dispose of (except to a Wholly-Owned Subsidiary) any shares of stock or similar rights of any Subsidiary (except to qualify directors) or any Debt of any Subsidiary, and will not permit any Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-Owned Subsidiary) any shares of stock or similar rights or any Debt of any other Subsidiary, nor will the Company permit any Subsidiary to issue, sell or otherwise dispose of any of its shares of stock or similar rights (except to the Company or a Wholly-Owned Subsidiary or to qualify directors), unless such sale, transfer or disposition is permitted under SECTION 6.7.

          (b) Prior to an IPO, Holdings will not, directly or indirectly, sell or otherwise dispose of any shares of capital stock or other securities of (or warrants, rights or options to acquire shares or capital stock or other securities of), the Company.

          6.9.  PREPAYMENT OF NOTES UPON CHANGE OF CONTROL. At any time
                ------------------------------------------
following the receipt by any holder of Notes of notice pursuant to SECTION 4(i) of a pending Change of Control or, if no such notice is received by any such holder, upon the occurrence of or at any time following a Change of Control (subject in any such case to the next succeeding paragraph of this Section), each holder of a Note shall have the right at its option exercisable by the giving of notice to the Company (a "PREPAYMENT ELECTION NOTICE") to elect to require the prepayment by the Company of all Notes then held by such holder on the prepayment date specified by such holder in such Prepayment Election Notice (which shall not in any event be prior to the date of the consummation of such Change of Control), such prepayment to be at a price equal to 100% of the principal amount of such Notes together with interest accrued thereon to such prepayment date, plus the Yield Maintenance Amount determined in respect of such principal amount, provided that (i) if such Change of Control shall have
                  --------
resulted from the consummation of a Qualified Transaction, the Yield Maintenance Amount otherwise required to be paid pursuant to this SECTION 6.9 shall be reduced by 50% and (ii) if such Change of Control shall result from an event described in subclause (i) of the definition of "Change of Control" which event shall have occurred as a result of the death of one or more members of the MS Group, any prepayment required as a result of such Change of Control under this
SECTION 6.9 shall be without Yield Maintenance Amount or any other premium.

          The right of the holder of a Note to give a Prepayment Election Notice requiring the prepayment of such Note pursuant to this Section following a Change of Control shall expire at the close of business in New York City on the sixtieth day following the later of (x) the date of
                                     -
the occurrence of such Change of Control and (y) actual receipt by such holder
                                              -
of notice of such Change of Control pursuant to SECTION 4(i). Notwithstanding any provision hereof to the contrary, no failure on the part of the holder of any Note to exercise such holder's right to require the prepayment thereof by the Company pursuant to this Section following a Change of Control shall be deemed a waiver of or otherwise impair the rights of such holder pursuant to this Section in respect of all other events or circumstances that shall constitute a Change of Control. Neither anything contained in this SECTION 6.9, nor the giving by any holder or holders of Notes pursuant hereto of a Prepayment Election Notice, nor the making by the Company pursuant hereto of any prepayment of Notes, shall permit the Company to consummate a Successor Transaction unless such Successor Transaction is consummated in all respects in compliance with the applicable provisions of SECTION 6.7.

          6.10.  NATURE OF BUSINESS. Neither Holdings nor the Company will, and
                 ------------------
neither Holdings nor the Company will permit any of its Subsidiaries to, engage in any business which is substantially different from the business in which the Company was engaged on the Closing Date or in which the Company was contemplated to become engaged as described in the Offering Memorandum.

          6.11.  BOOKS AND RECORDS; FISCAL YEAR. Each of Holdings and the
                 ------------------------------
Company will, and will cause each of its Subsidiaries to, (a) keep proper books
                                                           -
of record and account in which full, true and correct entries will be made of all its material business dealings and transactions in accordance with GAAP applied on a consistent basis and (b) maintain a system of accounting
                                   -
established and administered in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all proper reserves, accruals and provisions which, in accordance with GAAP, should be set aside from such earnings in connection with its business, including, without limitation, provisions for depreciation, obsolescence and/or amortization and accruals for taxes for such period. The Company will notify each Noteholder of any change in its fiscal year.

          6.12.  CORPORATE EXISTENCE; LICENSES. Each of Holdings and the Company
                 -----------------------------
will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence (except as otherwise permitted by SECTION 6.7) and its rights (charter and statutory) and Licenses; except that, subject to compliance with SECTION 6.7 and the next succeeding sentence of this Section, the rights and Licenses of the Company or any Subsidiary (other than their respective rights to the Material Trademarks) may be abandoned, modified or terminated if in the good faith judgment of the Board of Directors such abandonment, modification or termination is in the best interests of the Company or such Subsidiary and is not disadvantageous to the Noteholders. The Company will, and cause each Subsidiary to, in any event maintain the validity of (i) its rights to the Material Trademarks and (ii) all other Licenses necessary in any material respect for the conduct of the business of the Company or such Subsidiary as now conducted and as proposed to be conducted.

          6.13.  PAYMENT OF TAXES, CLAIMS FOR LABOR AND MATERIALS, ETC. Each of
                 -----------------------------------------------------
Holdings and the Company will, and will cause each of its Subsidiaries to, promptly pay and discharge or cause to be promptly paid and discharged when due and before the same shall become delinquent (a) all taxes, assessments and
                                             -
governmental charges or levies imposed upon it or upon its income or profits or upon any of its franchises, Licenses, business or property, or upon any part thereof, and (b) all claims of landlords, carriers, warehousemen,
                            -
mechanics, materialment and other similar Persons for labor, materials, supplies and rentals which, if unpaid, might by law become a Lien or charge upon any of its property; provided, however, that the failure of Holdings, the Company or
              --------  -------
any such Subsidiary to pay any such tax, assessment, charge, levy or claim shall not constitute a default hereunder if and for so long as the amount, applicability or validity thereof shall concurrently be contested in good faith by appropriate and timely actions or proceedings diligently pursued, and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and its title to or right to the use of any of its property is not impaired in any material respect by reason of such contest.

          6.14.  MAINTENANCE OF PROPERTIES.  The Company will, and will cause
                 -------------------------
each Subsidiary to, maintain and keep, or cause to be maintained and kept, in good repair, working order and condition (ordinary wear and tear excepted) all material properties (whether owned or leased) used or useful in the business of the Company and its Subsidiaries, and from time to time make or cause to be made all necessary and proper repairs, renewals, replacements and improvements thereof, so that the business carried on in connection therewith may be properly and advantageously conducted consistent with good industry standards.

          6.15.  INSURANCE.  The Company will, and will cause each Subsidiary
                 ---------
to, keep adequately insured, by financially sound and reputable insurers, all of its property of a character customarily insured against by prudent corporations engaged in the same or a similar business and similarly situated against loss or damage of the kinds and in amounts customarily insured against by such corporations, and with deductibles or coinsurance no greater than is customary, and carry, with such insurers in customary amounts, such other insurance, including public liability insurance and insurance against claims for any violation of applicable law, as is customarily carried by prudent corporations of established reputation engaged in the same or a similar business and similarly situated.

          6.16.  COMPLIANCE WITH LAWS.  Each of Holdings and the Company will,
                 --------------------
and will cause each of its Subsidiaries to, promptly comply in all material respects with all laws, statutes, rules, regulations and ordinances and all Orders of, and restrictions imposed by, any court, arbitrator or Governmental Body in respect of the conduct of its business and the ownership of its properties (including, without limitation, applicable laws, statutes, rules, regulations, ordinances and Orders relating to occupational health and safety standards, consumer protection and equal employment opportunities), except to the extent that the applicability or validity of any such law, statute, rule, regulation, ordinance or Order is being contested in good faith by appropriate and timely actions or proceedings diligently pursued, and for which such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made, so long as such actions or proceedings are effective to prevent the imposition of any material penalty on Holdings or the Company, as the case may be, and neither the Holdings' nor the Company's title to or right to the use of any of its property is impaired in any material respect by reason of such contest, provided that any violation in any material respect by Holdings, the
         --------
Company or any of their respective Subsidiaries of any law, statute, rule, regulation, ordinance or Order shall not be deemed a breach of this covenant unless such violation, either individually or together with all other such violations, could reasonably be expected to have a Material Adverse Effect.

          6.17.  MAINTENANCE OF INDEPENDENT DIRECTORS.  Within 60 days after the
                 ------------------------------------
Closing Date and at all times thereafter, the Company shall ensure that the members of the Board of Directors shall include at least two independent directors. For the purposes of this SECTION 6.17, the term "independent director" means any director who, together with the members of his family, does not own, directly or indirectly, more than five percent (5%) of the outstanding capital stock or partnership interests of the Partnership or General Partner or any Affiliate thereof, and who is not (and none of the members of whose family is) an officer, director, partner, principal, associate or employee of or consultant to Morgan Schiff or the General Partner or any of their Affiliates.

          6.18.  ISSUANCE OR SALE OF ADDITIONAL CAPITAL STOCK.  Prior to an IPO,
                 --------------------------------------------
the Company will not issue or sell any shares of its capital stock or any securities convertible into or exchangeable for any shares of its capital stock, or grant any rights to subscribe for or to purchase, or any options for the issuance of, or (except in connection with Liens directly or indirectly securing Debt incurred by the Company as permitted by, and in accordance with the terms of SECTION 6.2(e) of this Agreement) create any claims of any character relating to, any of its capital stock or any stock or securities convertible into or exchangeable for any of its capital stock, other than to Holdings.

          6.19.  ENVIRONMENTAL MATTERS. (a) The Company will, and will cause
                 ---------------------
each Subsidiary to, (i) obtain and maintain in full force and effect all
                     -
Environmental Permits that may be required from time to time under any Environmental Laws applicable to the Company and (ii) be and remain in
                                                  --
compliance in all material respects with all terms and conditions of all such Environmental Permits and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all applicable Environmental Laws, except where failure to so comply would not have a Material Adverse Effect, and the Company will, and will cause each Subsidiary to, undertake and complete, in accordance with all Environmental Laws and within a reasonable time period, the remedial actions specified in the Environmental Audits and, upon the reasonable request of any Noteholder, shall provide such Noteholder with evidence of completion of such remedial actions.

          (b) The Company will not, and will not permit any Subsidiary to, (i)
                                                                            -
cause or allow (A) any Hazardous Substance to be present at any time on, in,
                -
under or above the Company Premises or any part thereof or (B) the Company
                                                            -
Premises or any part thereof to be used at any time to manufacture, generate, refine, process, distribute, use, sell, treat, receive, store, dispose of, transport, arrange for transport of, handle, or be involved in any other activity involving, any Hazardous Substance, or (ii) conduct any such activities
                                                 --
described in the foregoing clause (i)(B) on the Company Premises or anywhere else, except, in each case referred to in the foregoing clauses (i) and (ii), in a manner that is in compliance in all material respects with all applicable Environmental Laws and Environmental Permits and to an extent that will not have a Material Adverse Effect.

          6.20.  PAYMENT OF NOTES.  The Company will duly and punctually pay the
                 ----------------
principal of, Yield Maintenance Amount, if any, and interest on the Notes in accordance with the terms of the Notes and this Agreement.

          6.21.  MAINTENANCE OF OFFICE.  Until the principal, Yield Maintenance
                 ---------------------
Amount, if any, and interest on the Notes shall have been paid in full to the registered holders thereof, the Company will maintain its principal office at a location in the United States of America where notices, presentations and demands in respect of this Agreement and the Notes may be made upon it, and will notify each Noteholder in writing of any change of location of such office at least 30 days prior to such change of location. Such office shall first be maintained at the address set forth at the head of this Agreement.

          6.22.  POST-CLOSING AUDIT.  Not later than six months after the
                 ------------------
Closing Date, the Company will furnish to you a consolidated balance sheet of the Company and its Subsidiaries, dated after the Closing Date and not later than six months after the Closing Date, in reasonable detail and prepared in accordance with GAAP and accompanied by an opinion thereon of one of the so-called "Big Six" firms of independent certified public accountants of recognized national standing selected by the Company, which opinion shall comply with generally accepted auditing standards at the time in effect, and shall state that such balance sheet presents fairly, in all material respects, the financial position of the Company and its Subsidiaries as at the date indicated in conformity with GAAP, that the audit of such accountants was conducted in accordance with generally accepted auditing standards, and that such accountants believe such audit provides a reasonable basis for their opinion.

     7.  SUBORDINATION.
         --------------

         7.1. NOTES, HOLDINGS GUARANTY AND SUBSIDIARY GUARANTIES SUBORDINATED TO
              ------------------------------------------------------------------
SENIOR DEBT. The Company, Holdings, you and each subsequent holder of a Note, by
-----------
acceptance thereof, covenant and agree, but only to the extent and in the manner provided in this SECTION 7, that the payment of principal of, Yield Maintenance Amount and any other premium, if any, and interest on the Notes and any additional amounts (including, without limitation, fees, expenses and indemnities) payable by or on behalf of the Company to any Noteholder under this Agreement, the payment by Holdings under the Holdings Guaranty and the payment by any Subsidiary Guarantor under the Subsidiary Guaranty to which it is a party, shall be subordinate and junior in right of payment to the prior payment in full of all Senior Debt (as hereinafter defined) of the applicable Obligor. In the event of a conflict in this SECTION 7 between a provision restricting the making of a payment in respect of the Notes and another not restricting the making of such payment, the provision restricting the making of such payment shall govern.

          7.2.  CERTAIN DEFINITIONS.  For purposes of this SECTION 7, the
                -------------------
following terms shall have the respective meanings indicated.

          "BANK AGREEMENT":  THE REVOLVING Credit and Security Agreement, dated
           --------------
as of the date hereof, between First Union National Bank, the Company and Holdings, and any modification, amendment, renewal or extension thereof.

          "BANK AGREEMENT DOCUMENTS":  the Bank Agreement and all documents and
           ------------------------
instruments executed, delivered or filed in connection therewith or pursuant thereto.

          "BANK SENIOR DEBT":  the Senior Debt outstanding under the Bank
           ----------------
Agreement Documents.

          "BLOCKAGE PERIOD":  a Primary Blockage Period or a Secondary Blockage
           ---------------
Period.

          "COMPANY ADDITIONAL SENIOR DEBT DOCUMENTS":  all documents and
           ----------------------------------------
instruments executed, delivered or filed in connection with any Debt referred to in clause (a)(y) of the definition of "Senior Company Debt".

          "COMPANY REFINANCING SENIOR DEBT DOCUMENTS":  any document or
           -----------------------------------------
instrument executed, delivered or filed in connection with the refinancing of any Debt referred to in clause (a)(z) of the definition of "Senior Company Debt", provided that such refinancing is permitted under this Agreement.
       ---------

          "COMPANY SENIOR DEBT DOCUMENTS":  the Bank Agreement Documents, the
           -----------------------------
Company Additional Senior Debt Documents and the Company Refinancing Senior Debt Documents.

          "HOLDINGS SENIOR DEBT DOCUMENTS":  all documents and instruments
           ------------------------------
executed, delivered or filed in connection with any Debt referred to in clause
(a)(x) or (a)(y) of the definition of "Senior Holdings Debt".

          "INTERCREDITOR AGREEMENT":  an agreement between the holders of Bank
           -----------------------
Senior Debt and one or more holders of other Senior Company Debt and/or of Senior Holdings Debt.

          "JUNIOR DEBT":  (i) as to the Senior Company Debt, the principal of,
           -----------
Yield Maintenance Amount and any other premium, if any, and interest on the Notes and any additional amounts (including, without limitation, fees, expenses and indemnities) payable to any Noteholder under this Agreement; (ii) as to the Senior Holdings Debt, the Holdings Guaranty; (iii) as to the Senior Subsidiary Debt of any Subsidiary Guarantor, the Subsidiary Guaranty of such Subsidiary Guarantor; (iv) of the Company, the principal of, Yield Maintenance Amount and any other premium, if any, and interest on the Notes and any additional amounts (including, without limitation, fees, expenses and indemnities) payable to any holder of the Notes under this Agreement; (v) of Holdings, all indebtedness, obligations and liabilities of Holdings to any Noteholder under the Holdings Guaranty; and (vi) of any Subsidiary Guarantor, all indebtedness, obligations and liabilities of such Subsidiary Guarantor to any Noteholder under the Subsidiary Guaranty to which such Subsidiary Guarantor is a party.

          "OBLIGOR":  the Company, Holdings or any Subsidiary Guarantor,
           -------
provided that, when used with respect to the Notes, the Company is the Obligor
---------
as to the Notes, when used with respect to the Holdings Guaranty, Holdings is the Obligor as to the Holdings Guaranty, and when used with respect to any Subsidiary Guaranty, the Subsidiary Guarantor party thereto is the Obligor with respect to such Subsidiary Guaranty.

          "POTENTIAL SIGNIFICANT DEFAULT":  as defined in SECTION 7.4(b).
           -----------------------------

          "PRIMARY BLOCKAGE PERIOD":  as defined in SECTION 7.4(b)(X)(1).
           -----------------------

          "PRIMARY DEFAULT":  a Significant Default of the type described in
           ---------------
subclause (i) of the definition thereof.

          "PROCEEDING":  as to any Obligor, any bankruptcy, receivership,
           ----------
assignment for the benefit of creditors, reorganization or arrangement with creditors of such Obligor, whether or not pursuant to bankruptcy laws, and any dissolution, liquidation or other marshalling of the assets and liabilities of such Obligor, whether voluntary or involuntary.

          "SECONDARY BLOCKAGE NOTICE":  as defined in SECTION 7.4(b)(X)(2).
           -------------------------

          "SECONDARY BLOCKAGE PERIOD":  as defined in SECTION 7.4(b)(X)(2).
           -------------------------

          "SECONDARY DEFAULT":  a Significant Default of the type described in
           -----------------
subclause (ii) of the definition thereof.

          "SENIOR COMPANY DEBT":
           -------------------

          (a)  the principal amount of

               (x) Debt of the Company incurred under the Bank Agreement in an amount not to exceed at any time outstanding $4,000,000,

               (y) Debt of the Company incurred by the Company as permitted by, and in accordance with the terms of, SECTION 6.2(b), provided that at
                                                               --------
          the time of the issuance or incurrence of such Debt the agreements, notes or other instruments evidencing or executed in connection with such Debt state that such Debt is intended to be "Senior Debt" hereunder, and

               (z) Debt of the Company incurred to refinance, renew, extend, modify or amend any outstanding Debt referred to in clause (x) or (y) above or in this clause (z), and of the Company outstanding under any revolving credit or similar facility which replaced (without increase in maximum available amount) any revolving credit or similar facility the Debt outstanding under which constituted "Senior Company Debt", provided that at the time of the issuance or incurrence of such Debt
          --------
          the agreements, notes or other instruments evidencing or executed in connection with such Debt state that such Debt is intended to be "Senior Debt" hereunder;

          (b) prepayment charges, if any, payable by the Company with respect to any such principal amount;

          (c) interest payable by the Company on any such principal amount which accrues at any time prior to or within one year after the filing by or against the Company of any Proceeding (whether or not allowed as a claim in any such Proceeding), provided that such interest which accrues at a rate
                           ---------
     exceeding by more than 3% per annum the rate per annum at which such interest would have accrued under the relevant Senior Debt Document, as originally in effect, shall not constitute "Senior Company Debt";

          (d) obligations of the Company under interest rate exchange, collar, cap or similar agreements providing interest rate protection to the extent entered into to satisfy the requirements of any Company Senior Debt Document; and

          (e) fees, expenses, indemnities and all other amounts payable by the Company under the Company Senior Debt Documents.

          "SENIOR DEBT":  (i) as to the Notes, Senior Company Debt; (ii) as to
           -----------
the Holdings Guaranty, Senior Holdings Debt; (iii) as to any Subsidiary Guaranty, Senior Subsidiary Guarantor Debt; (iv) of the Company, Senior Company Debt; (v) of Holdings, Senior Holdings Debt; and (vi) of any Subsidiary Guarantor, Senior Subsidiary Guarantor Debt of such Subsidiary Guarantor.

          "SENIOR DEBT DOCUMENTS":  the Company Senior Debt Documents, the
           ---------------------
Holdings Senior Debt Documents and the Subsidiary Guarantor Senior Debt
Documents.

          "SENIOR HOLDINGS DEBT":
           --------------------

          (a)  the principal amount of

               (x) Debt of Holdings under any guaranty by Holdings of Senior Company Debt, and

               (y) other Debt of Holdings (other than any Debt of Holdings owing to the Company or any other Subsidiary of Holdings), provided that, at
                                                               --------
          the time of the issuance or incurrence of such Debt, the agreements, notes or other instruments evidencing or executed in connection with such Debt state that such Debt is intended to be "Senior Debt" hereunder;

          (b) prepayment charges, if any, payable by Holdings with respect to any such principal amount;

          (c) interest payable by Holdings on any such principal amount which accrues at any time prior to or within one year after the filing by or against Holdings of any Proceeding (whether or not allowed as a claim in any such Proceeding), provided that such interest which accrues at a rate
                           ---------
     exceeding by more than 3% per annum the rate per annum at which such interest would have accrued under the relevant Senior Debt Document, as originally in effect, shall not constitute "Senior Holdings Debt";

          (d) obligations of Holdings under interest rate exchange, collar, cap or similar agreements providing interest rate protection to the extent entered into to satisfy the requirements of any Holdings Senior Debt Document; and

          (e) fees, expenses, indemnities and all other amounts payable by Holdings under the Holdings Senior Debt Documents.

          "SENIOR SUBSIDIARY GUARANTOR DEBT":
           --------------------------------

          (a)  the principal amount of

               (x) Debt of any Subsidiary Guarantor under any guaranty by such Subsidiary Guarantor of Senior Company Debt, and

               (y) other Debt of any Subsidiary Guarantor (other than any Debt of such Subsidiary Guarantor owing to Holdings, the Company or any other Subsidiary of Holdings), provided that, at the time of the
                                         --------
          issuance or incurrence of such Debt, the agreements, notes or other instruments evidencing or executed in connection with such Debt state that such Debt is intended to be "Senior Debt" hereunder;

          (b) prepayment charges, if any, payable by such Subsidiary Guarantor with respect to any such principal amount;

          (c) interest payable by such Subsidiary Guarantor on any such principal amount which accrues at any time prior to or within one year after the filing by or against such Subsidiary Guarantor of any Proceeding (whether or not allowed as a claim in any such Proceeding), provided that
                                                                 --------
     such interest which accrues at a rate exceeding by more than 3% per annum the rate per annum at which such interest would have accrued under the relevant Senior Debt Document, as originally in effect, shall not constitute "Senior Subsidiary Guarantor Debt";

          (d) obligations of such Subsidiary Guarantor under interest rate exchange, collar, cap or similar agreements providing interest rate protection to the extent entered into to satisfy the requirements of any Subsidiary Guarantor Senior Debt Document; and

          (e) fees, expenses, indemnities and all other amounts payable by Holdings under the Subsidiary Guarantor Senior Debt Documents.

          "SIGNIFICANT DEFAULT":  as to any Obligor, (i) any event of default
           -------------------
occurring under any agreement evidencing Senior Debt resulting from any failure to pay when due (whether at stated maturity, by acceleration, mandatory prepayment, on any interest payment date or otherwise) any principal of or interest on or any other amount owing in respect of such Senior Debt; and (ii) the occurrence or existence of any other event of default under any agreement evidencing Senior Debt.

          "SUBSIDIARY GUARANTOR":  any Subsidiary party to a Subsidiary
           --------------------
Guaranty.

          "SUBSIDIARY GUARANTY":  any guaranty by any Subsidiary of the
           -------------------
obligations of the Company under this Agreement and the Notes delivered by such Subsidiary pursuant to the second proviso to SECTION 6.2(e).

          "SUBSIDIARY GUARANTOR SENIOR DEBT DOCUMENTS":  all documents and
           ------------------------------------------
instruments executed, delivered or filed in connection with any Debt referred to in clause (a)(x) or (a)(y) of the definition of "Senior Subsidiary Guarantor Debt".

          7.3.  SUBORDINATION TO PRIOR PAYMENT OF ALL SENIOR DEBT ON
                ----------------------------------------------------
DISSOLUTION, REORGANIZATION, INSOLVENCY, ETC. In the event of any Proceeding as
--------------------------------------------
to an Obligor, then

          (i) all Senior Debt of such Obligor (including up to one-year's interest accruing thereon after commencement of any such Proceeding, whether or not such interest is allowed pursuant to applicable bankruptcy law) shall be paid in full before any direct or indirect payment or distribution of any character, whether in cash, securities or other property, including, without limitation, assets and proceeds of assets (except securities which are subordinate and junior in right of payment to the payment of Senior Debt of such Obligor at least to the extent provided in this SECTION 7), shall be made for or on account of such Obligor's Junior Debt; and

         (ii) any payment or distribution of cash, property or securities (except securities which are subordinate and junior in right of payment to the payment of Senior Debt of such Obligor at least to the extent provided in this SECTION 7), which would otherwise, but for the provisions of this
     SECTION 7, be payable or distributable to or on account of the holders of Junior Debt of such Obligor, shall be paid or distributed by any liquidating trustee or other Person making such payment or distribution directly to the holders of such Senior Debt, in order of seniority and then ratably according to the aggregate amounts remaining unpaid on account of such Senior Debt held by each to the extent they are of equal seniority, for application to the payment of all such Senior Debt remaining unpaid, to the extent necessary to pay all such Senior Debt in full after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Senior Debt, before any such payment or distribution is made to any holder of Junior Debt.

          7.4.  NO PAYMENT WITH RESPECT TO NOTES IN CERTAIN CIRCUMSTANCES.
                ---------------------------------------------------------

          (a) No prepayment of the principal amount of any Notes shall be made at the option of the Company pursuant to SECTION 3.2(b) or SECTION 3.2(c) or otherwise, provided that, upon the occurrence of a Change of Control, if any
           --------
Noteholder shall, in accordance with the provisions of SECTION 6.9, have exercised its option to require the Company to prepay the Notes held by such Noteholder, then if such prepayment is not prohibited by any other provision of this SECTION 7 and if (i) all amounts required by any Senior Debt Documents to be applied to the payment of Senior Debt outstanding thereunder as a result of such Change of Control shall have been applied to the payment of such Senior Debt as so required (including, but not limited to, payment in full if such Senior Debt has been accelerated or is otherwise then due and payable in full), or (ii) the holders of Senior Debt outstanding under such Senior Debt Documents shall have waived such requirement in writing, then such prepayment of the Notes may be made.

          (b) In the event that (i) there shall occur a Significant Default with respect to Senior Debt of the Company or (ii) the making of any payment in respect of Junior Debt of the Company would create a Significant Default with respect to the Senior Debt of the Company (a "POTENTIAL SIGNIFICANT DEFAULT"),
                                              -----------------------------
then, unless, in each case, such Significant Default or Potential Significant Default shall have been cured, waived in writing or shall have ceased to exist, the Company or any other Obligor therefor shall not make and the holder or holders of the Junior Debt of the Company or such other Obligor shall not be entitled to receive any payment or distribution of assets or property of any kind or character, whether from the Company or from any other Obligor and whether in cash, securities or other property, for and on account of such Junior Debt or any judgment related thereto, or on account of the purchase or redemption or acquisition thereof:

     (x) (1) if such Significant Default is a Primary Default, for a period of up to 180 days (such period of time in any such case being referred to herein as a

               "PRIMARY BLOCKADE PERIOD") after written notice of such Primary
                -----------------------
               Default shall have been delivered by the holders of such Senior Debt to the Company and the holder or holders of Junior Debt of the Company, requesting that such Primary Blockage Period apply, and

          (2) if such Significant Default is (or, in the case of a Potential Significant Default, upon the occurrence thereof would be) a Secondary Default, for a period of up to 120 days (such period of time in any such case being referred to herein as a "SECONDARY
                                                                    ---------
               BLOCKAGE PERIOD") after written notice of such Significant
               ---------------
               Default or Potential Significant Default shall have been delivered by the holders of such Senior Debt to the Company and the holder or holders of Junior Debt of the Company, requesting that such Secondary Blockage Period apply and, in the case of such notice delivered in respect of a Potential Significant Default, specifying the covenant or covenants in the applicable Senior Debt Document of the Company under which a Secondary Default would occur upon the making of a payment in respect of the Junior Debt of the Company and setting forth calculations demonstrating such result (any such notice being referred to in this SECTION 7 as a "SECONDARY BLOCKAGE NOTICE"), or

     (y) at any time after any Senior Debt of the Company outstanding shall have become due prior to its stated maturity or, in the case of the final stated maturity of any such Senior Debt, at any time after such final stated maturity if such Senior Debt shall not have been paid at such final stated maturity (notice of any of which shall be promptly given by the Company to the holders of its Junior Debt) and until the irrevocable payment in full of such Senior Debt;

provided, however, that
--------  -------

     (i) Primary Blockage Periods may not exceed 180 days in the aggregate during any period of twelve consecutive calendar months, and Primary Blockage Periods may not exceed 540 days in the aggregate during the period from the Closing Date to and including the date the Notes are paid in full,

     (ii) Secondary Blockage Periods may not exceed 120 days in the aggregate during any period of twelve consecutive calendar months, no Secondary Blockage Notice may be delivered pursuant to this SECTION 7.4 at any time during or within 180 days immediately following the expiration of a Primary Blockage Period, and Secondary Blockage Periods may not exceed 360 days in the aggregate during the period from the Closing Date to and including the date the Notes are paid in full, and provided, further, that if the Company's Senior Debt shall not by reason of
    --------  -------
such Significant Default have become due prior to its stated maturity within the applicable Blockage Period described above, the holder or holders of Junior Debt shall be entitled to receive payment in full of all amounts then due in respect of Junior Debt at the earlier of (i) the expiration of such Blockage Period and
(ii) the date on which the holders of such Senior Debt shall have waived such Significant Default (or Potential Significant Default) in writing (it being agreed that if such

Significant Default resulted from the failure of an Obligor to make a payment when due in respect of such Senior Debt, the acceptance of such payment by the holders of such Senior Debt shall be deemed a waiver by such holders of such Significant Default). No holder of Senior Debt of the Company other than the holder of Bank Senior Debt may impose a Blockage Period under this SECTION 7.4 unless such imposition is expressly authorized by an Intercreditor Agreement.

          (c) In the event there shall have occurred and be continuing any Event of Default under this Agreement, then, unless in each case such Event of Default shall have been cured or waived or shall have ceased to exist, the Notes may not be declared to be due prior to their stated maturity and no Noteholder may take any other action under this Agreement to accelerate the maturity of any amounts due hereunder based on such Event of Default or to collect payment of any Junior Debt or to foreclose or otherwise pursue any other remedy against the Company until the earlier of (i) the time that all Senior Debt outstanding shall have become due prior to its stated maturity and (ii) 30 days after written notice of intention to accelerate based on any such Event of Default shall have been delivered by any holder of Notes to the Company and the holders of Senior Debt. The receipt by any Noteholder of any payment in respect of Junior Debt or any cash, property, assets or proceeds as a result of any such action shall be subject to all of the other provisions of this SECTION 7, including, but not limited to, the provisions of this SECTION 7.4.

          7.5.  PAYMENTS NOTWITHSTANDING.  No payment or distribution by any
                ------------------------
Obligor of any character, whether in cash, securities or other property (except securities which are subordinate and junior in right of payment to the payment of Senior Debt of such Obligor at least to the extent provided in this SECTION
7), to which the holders of such Obligor's Junior Debt would have been entitled except for the provisions of this SECTION 7 and which shall have been made to or for the account of the holders of such Obligor's Senior Debt shall, as between such Obligor and its creditors (other than the holders of such Obligor's Senior Debt and Junior Debt), be deemed to be a payment or distribution by such Obligor to or for the account of the holders of such Obligor's Senior Debt, and from and after the payment in full of all such Obligor's Senior Debt and the termination of all commitments of the holders of such Senior Debt to lend additional money or extend credit to such Obligor, the holders of such Obligor's Junior Debt shall be subrogated to any and all rights of the holders of such Obligor's Senior Debt to receive payments or distributions of cash, securities or other property applicable to such Obligor's Senior Debt to the extent that payments or distributions otherwise payable on such Obligor's Junior Debt have been applied to such Obligor's Senior Debt until the Junior Debt of such Obligor shall be paid in full, and no such payment or distribution made pursuant to such rights of subrogation to the holder or holders of such Obligor's Junior Debt which otherwise would be payable or distributable to or for the account of such Obligor's Senior Debt shall, as between such Obligor and its creditors (other than the holders of such Obligor's Junior Debt), be deemed to be a payment or distribution by such Obligor to the holder or holders of such Obligor's Junior Debt or on account of such Obligor's Junior Debt.

          7.6.  NO PREJUDICE OR IMPAIRMENT.  The provisions of this SECTION 7
                --------------------------
are solely for the purpose of defining the relative rights of the holders of the Senior Debt on the one hand and the holders of Junior Debt on the other hand and this SECTION 7 shall constitute a continuing offer to all persons who become holders of, or continue to hold, Senior Debt. Nothing in this SECTION 7 shall impair, as between an Obligor and the holders of such Obligor's Junior Debt, the obligation of such Obligor, which is unconditional and absolute, to pay to the holders of such Obligor's Junior Debt such Junior Debt as and when the same shall become due in accordance with its terms, nor shall anything herein prevent the holders of such Junior Debt from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject, however, to the provisions of this SECTION 7 and the rights of the holders of such Obligor's Senior Debt hereunder. Without limitation of the generality of the foregoing, nothing in this SECTION 7, this Agreement or the Notes shall prevent any Obligor, at any time except during the pendency of any Proceeding as to such Obligor, or under the conditions described in SECTION 7.4, from making payments at any time of principal of, Yield Maintenance Amount or other premium, if any, or interest on the Notes, either hereunder, under the Holdings Guaranty or under a Subsidiary Guaranty, as applicable, or the retention thereof by any Noteholder.

          7.7. RELIANCE. Upon any payment or distribution of assets of an Obligor referred to in this SECTION 7, the holders of the Junior Debt of such Obligor shall be entitled to rely upon any order or decree of any court of competent jurisdiction in which any dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Obligor is pending or upon a certificate of the liquidating trustee or agent or other Person making any payment or distribution to the holders of such Junior Debt for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of such Obligor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this SECTION 7.

          7.8.  TURNOVER OF PAYMENTS. If any payment, distribution or security
                --------------------
(except in the case of SECTION 7.3, securities which are subordinate and junior in right of payment of Senior Debt at least to the extent provided in this
SECTION 7), or the proceeds of any thereof shall be collected or received by the holder of any Junior Debt in contravention of any of the terms of this SECTION 7, the holder thereof will receive such payment, distribution or security or the proceeds thereof in trust for the holders of Senior Debt and shall forthwith deliver such payment, distribution, security or proceeds, in the form in which it was received, together with such endorsements or documents as is necessary for such transfer, to the extent necessary to pay all such Senior Debt of the applicable Obligor in full, to the holder or holders of such Senior Debt in order of seniority and then ratably, according to the respective amounts of such Senior Debt held by each such holder to the extent they are of equal seniority; provided, however, that if any holder of Senior Debt objects in writing to any
--------  ------
such payment based upon a claim of different seniority, then such holder of Junior Debt shall deposit such amount with any court of proper jurisdiction, for determination by such court as to the proper application thereof. If at the time any payment, distribution, security or proceeds are delivered to the holders of such Senior Debt pursuant to this Section and such Senior Debt then due and payable is less than the amount of such payment, distribution, security or proceeds, only the amount so due and payable shall be applied to the payment of such Senior Debt, and such excess shall be applied to the payment of such Junior Debt then due and payable.

          7.9.  DISCLOSURE OF SUBORDINATION.  Neither Obligor will, nor will
                ---------------------------
either Obligor permit any of its Subsidiaries or agents to, publish or give any creditor or prospective creditor of such Obligor or any of its Subsidiaries any copy, statement or summary (or acquiesce in the publication or giving of any such copy, statement or summary) as to the subordination of the rights of the holders of any Junior Debt without also stating, or causing to be stated (in the case of any document in a conspicuous manner), that such subordination is solely for the holders of Senior Debt of such Obligor and not for the benefit of any other creditor of such Obligor or any of its Subsidiaries.

          7.10.  AMENDMENT.  Without the written consent of (i) the holders of
                 ---------
the Bank Senior Debt and (ii) the holders of not less than 66-2/3% in aggregate principal amount of all other outstanding Senior Debt of each Obligor,

          (a) no amendment to this SECTION 7 shall be effective to modify the subordination provisions in a manner adverse to the holders of Senior Debt of such Obligor, and

          (b) the Company and the Noteholders shall not amend, supplement or otherwise modify the terms of the Junior Debt if the effect of such amendment, supplement or modification is to (i) change the date of any interest payment under the Notes or the scheduled final maturity date thereof to an earlier date, (ii) require the applicable Obligor to make payments of principal (including mandatory prepayments) or interest thereunder more frequently or in greater amounts, (iii) alter any financial covenant or any event of default in a manner which has the effect of making such covenant or default more stringent or restrictive as applied to such Obligor or (iv) alter any other covenant in any manner the effect of which is to increase materially such Obligor's obligations thereunder.

          7.11.  LIENS; ENFORCEMENT OF CLAIMS.  Unless and until all Senior Debt
                 ----------------------------
shall have been paid in full and the obligations of all holders of Senior Debt under the Senior Debt Documents to which they are a party have been terminated,
(i) no Noteholder may accept, receive or obtain any Lien in any property or interests of any Obligor as security for the Junior Debt, and (ii) no Noteholder may assert or enforce any claim against the Company or any of its assets which is inconsistent with the provisions of this SECTION 7.

          7.12.  NOTICE OF SUBORDINATION.  Each Note will include a legend to
                 -----------------------
the effect that payments in respect of such Note are subordinate to the payment of Senior Debt as herein provided.

          7.13.  RIGHTS NOT IMPAIRED.  The subordination effected pursuant to
                 -------------------
and the rights of the holders of Senior Debt under this SECTION 7 shall not be impaired by any exercise or non-exercise by any such holder of any right, power or remedy under or in respect of any Senior Debt or any instrument or agreement relating thereto or evidencing any security therefor, or any act or failure to act on the part of any Obligor or any holder of Senior Debt, or by any non-compliance by any Obligor with the terms, provisions or covenants hereof, regardless of the knowledge thereof by any holder of Senior Debt, or any waiver, consent, release, indulgence, extension, renewal, modification, delay or other action, inaction or omission, in respect of any Senior Debt or any instrument or agreement relating thereto or any security therefor or guaranty thereof, whether or not any Noteholder had knowledge of any of the foregoing. The Noteholders agree, with respect to the Senior Debt and any and all collateral therefor and guaranties thereof, that the Obligors and the holders of the Senior Debt may agree to increase the amount of the Senior Debt (subject to the limitations set forth in the definition of Company Senior Debt contained in SECTION 7.2) hereof or otherwise modify the terms of any of the Senior Debt, and the holders of the Senior Debt may grant extensions of the time of payment or performance and may agree to and make compromises, including releases of collateral or guaranties, and settlements with the Obligors and all other Persons, in each case without the consent of the Noteholders or the Obligors and without affecting the agreements of the Noteholders or the Obligors contained in this Agreement, provided, however, that nothing contained in this
                             --------  -------
SECTION 7.13 shall constitute a waiver of the right of the Obligors to agree or consent to a settlement or compromise of a claim which any holder of Senior Debt may have against the Obligors. Except as set forth above, the terms of this
SECTION 7, the subordination effected hereby and the rights of the holders of the Senior Debt shall not be affected by any amendment of or addition or supplement to any Senior Debt or any instrument or agreement relating thereto.

          7.14.  TERMINATION OF SUBORDINATION.  The provisions of this SECTION 7
                 ----------------------------
shall continue in full force and effect, and the obligations and agreements of the Noteholders and the Obligors hereunder shall continue to be fully operative, until all of the Senior Debt shall have been paid and satisfied in full. To the extent that any Obligor or any guarantor or provider of collateral for the Senior Debt makes any payment on the Senior Debt that is subsequently invalidated, declared to be fraudulent or preferential or set aside or is required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or reorganization act, state or Federal law, common law or equitable cause (such payment being hereinafter referred to as a "VOIDED
                                                                     ------
PAYMENT", then to the extent of such Voided Payment, that portion of the Senior
-------
Debt that had been previously satisfied by such Voided Payment shall be revived and continue in full force and effect as if such Voided Payment had never been made; provided, however, that any Voided Payment received by any Noteholder at
      --------  -------
any time after the expiration of a period of 53 weeks after such Senior Debt has, to the knowledge of such Noteholder, been paid in full and before such Noteholder is aware that any payment in respect of such Senior Debt has become or has been claimed to be subject to becoming so voided and returned may be retained by such Noteholder and shall not be subject to the provisions of
SECTION 7.8.

          7.15.  PROOF OF CLAIM.  In the event that, while any Senior Debt is
                 --------------
outstanding, any Proceeding is commenced by or against any Obligor or its property and the holders of the Junior Debt of such Obligor have not filed proofs of claim as of the tenth business day preceding the bar date therefor, the holders of such Senior Debt shall be irrevocably authorized and empowered, in their own name or otherwise, but shall have no obligation, to file appropriate proofs of claim for the exercise or enforcement of any of the rights or interests of the holders of such Junior Debt with respect to such Junior Debt in such Proceeding; provided, however, that, notwithstanding the foregoing, no
                    --------  -------
holder of Senior Debt shall have any right whatsoever to vote any claim that any holder of such Junior Debt shall have in such Proceeding to accept or reject any plan or partial or complete liquidation, reorganization, arrangement, composition or extension.

          7.16.  RELIANCE BY HOLDERS OF SENIOR DEBT.  Each Noteholder, by its
                 ----------------------------------
acceptance thereof, acknowledges that the provisions of this SECTION 7 are for the benefit of and are enforceable by the holders of Senior Debt, and waives proof of such reliance by any such holder of Senior Debt.

          7.17.  WAIVER OF JURY TRIAL.  EACH OF THE NOTEHOLDERS AND THE OBLIGORS
                 --------------------
HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS SECTION 7, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

          7.18.  FURTHER ASSURANCES.  The Noteholders and the Obligors agree to
                 ------------------
do, make, execute and deliver all such additional and further acts, things, assurances and instruments as any party may reasonably require to carry into effect the provisions and intent of this SECTION 7.

     8.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND HOLDINGS.  Holdings
         ----------------------------------------------------------
(as to all of the following matters relating to itself or the Company and its Subsidiaries) and the Company (as to all of the following matters relating to itself and its Subsidiaries) represent and warrant, as of the date hereof and as of the Closing Date, to you for your benefit and the benefit of each holder from time to time of the Notes that:

          8.1.  STOCK PURCHASE AGREEMENT.  You and your special counsel have
                ------------------------
been furnished with complete and correct copies of the Stock Purchase Agreement (including all schedules and exhibits thereto). Each of the General Partner and Holdings has the requisite legal right, power and authority to enter into (or, in the case of Holdings, to assume the rights and obligations of the General Partner under) the Stock Purchase Agreement and to carry out the transactions contemplated thereby. Each of the General Partner and Holdings has, by all necessary corporate action (all action of shareholders, if any, being required therefor having been duly taken), duly authorized the execution and delivery of (or, in the case of Holdings, the assumption of the rights and obligations of the General Partner under) the Stock Purchase Agreement, and the performance of its obligations thereunder. Holdings shall have, on or prior to the Closing Date, duly performed and complied with all material agreements and conditions contained in the Stock Purchase Agreement which are required to be performed and complied with by it thereunder. Upon the effectiveness of the Assignment Agreement, the Stock Purchase Agreement will constitute the valid and legally binding obligation of Holdings, enforceable against Holdings in accordance with its terms. The Stock Purchase Agreement is in full force and effect without any known default existing thereunder, and has not been further amended or modified, and no material term or provision thereof has been waived, except with your prior written consent. To the best knowledge of Holdings and the Company, Tribune has duly performed and complied with all material agreements and conditions contained in the Stock Purchase Agreement required to be performed or complied with by it thereunder on or prior to the date hereof.

          8.2.  CONSUMMATION OF ACQUISITION.  Concurrently with the Closing on
                ---------------------------
the Closing Date, the Acquisition will be duly consummated in accordance with the terms of the Stock Purchase Agreement and in compliance in all material respects with all Applicable Laws and governmental rules and regulations, and Holdings will become the owner, beneficially and of record, of 100% of the issued and outstanding shares of capital stock of the Company, free and clear of any Lien.

          8.3.  ORGANIZATION AND AUTHORITY OF HOLDINGS AND THE COMPANY.
                -------------------------------------------------------
          (a) Holdings is a corporation duly formed and has a valid legal existence and is in good standing under the laws of the State of Delaware and has all requisite legal right, power and authority and all necessary licenses, permits, franchises and governmental authorizations to own and operate its properties and assets to carry on its business as now conducted and as proposed to be conducted and to enter into and perform its obligations under this Agreement and the other Transaction Documents to which it is or is to be a party. Holdings has, by all necessary corporate action (all action of its shareholders being required in connection therewith having been duly taken), duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which it is to be a party and the performance of its obligations hereunder and thereunder.

          (b) The Company is a corporation duly formed and has a valid legal existence and is in good standing under the laws of the State of Pennsylvania, and has all requisite legal right, power and authority and all necessary licenses, permits, franchises and governmental authorizations to own or hold under lease the property it purports to own or hold under lease, to carry on its business as now conducted and as proposed to be conducted, to enter into this Agreement and the other Transaction Documents to which it is to be a party, to issue and deliver the Notes, and to carry out the terms of this Agreement, such Transaction Documents and the Notes. The Company has, by all necessary action (all action of its shareholders being required in connection therewith having been duly taken), duly authorized the execution and delivery of this Agreement and the other Transaction Documents to which it is to be a party and the issuance and sale of the Notes and performance of its obligations under this Agreement, such Transaction Documents and the Notes.

          8.4.  SUBSIDIARIES.  Holdings has no Subsidiaries as of the date
                ------------
hereof and will have, as of the Closing Date, no Subsidiaries other than the Company and its Subsidiary Farm Journal Tours, Inc. The Company's only Subsidiary is Farm Journal Tours, Inc., a Pennsylvania corporation, which Subsidiary is inactive and owns no material assets. All capital stock of such Subsidiary is owned beneficially and of record by the Company free and clear of any Lien. There are no outstanding rights, options, warrants, conversion rights or agreements (other than the Stock Purchase Agreement) for the purchase or acquisition from the Company of any capital stock of such Subsidiary.

          8.5.  BUSINESS OF HOLDINGS.  Holdings has not engaged in any business
                --------------------
or incurred any liabilities since the date of its incorporation except for activities, expenses and liabilities incident to its organization and the carrying out of the transactions contemplated by the Acquisition Agreement and this Agreement.

          8.6.  QUALIFICATION.  Each of Holdings and the Company is, and each of
                -------------
the Company's Subsidiaries is, duly qualified or licensed and in good standing and is duly authorized to do business in each jurisdiction (other than the jurisdiction of its formation or incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification or licensing necessary and in which the failure to so qualify or be licensed would have a Material Adverse Effect. SCHEDULE II sets forth as to Holdings, the Company and each Subsidiary of the Company the jurisdictions (other than the jurisdiction of its organization) in which it is qualified or licensed to do business or in which any substantial part of its assets is located.

          8.7.  BUSINESS AND PROPERTY; FINANCIAL STATEMENTS; ETC. You have been
                ------------------------------------------------
furnished with true and complete copies of the Limited Partnership Memorandum, dated February, 1997 (the "OFFERING MEMORANDUM"), prepared on behalf of the
                           -------------------
Company and the Partnership by Morgan Schiff, as supplemented by Supplement No. 1 to the Limited Partnership Memorandum dated March, 1997 (the "SUPPLEMENT").
                                                                ----------
Part IV of the Offering Memorandum contains a correct summary description in all material respects, as of its date, of the business and material properties of the Company and the nature of its operations. You have also been furnished with
(i) summary historical financial information of the Company compiled from the audited financial statements of the Company for the two fiscal years ended December 31, 1993 and the unaudited financial statements of the Company (estimated for 1996) for the fiscal years ended December 31 in the years 1994 through 1996;(ii) financial projections for the Company and its Subsidiaries for the fiscal years ending December 31 in the years 1997 through 1999 (such financial projections being hereinafter referred to as the "PROJECTIONS"); and
                                                            -----------
(iii) the Pro Forma Balance Sheet; and (iv) the materials described on SCHEDULE
V. The financial information described in item (i) above, the Pro Forma Balance Sheet and all related schedules and notes and the financial statements described in item nos. 2 and 3 on SCHEDULE V are correct and complete in all material respects and present fairly the financial position of the Company as at the respective dates thereof and the results of operations and changes in financial position (or cash flows, as applicable) of the Company for the respective periods specified. The Projections were prepared based on assumptions which were reasonable at the time of such preparation and made in good faith. Except as disclosed in SCHEDULE VII, the Company has no material liabilities, contingent or otherwise, of a character required, in accordance with GAAP, to be reflected on its financial statements which are not described in the annual financial statements referred to in this SECTION 8.7 or in the notes thereto.

          8.8.  CHANGES, ETC. Since the date of the Pro Forma Balance Sheet, (a)
                ------------
there has been no change in the Business or Condition of the Company which has been, either in any one case or in the aggregate, Materially Adverse and (b) there has been no occurrence or development, whether or not insured against, which has had or could reasonably be expected to have a Material Adverse Effect.

          8.9.  OWNERSHIP, CAPITAL STOCK, ETC. At the time of the Closing and
                -----------------------------
after giving effect to the Acquisition and the transactions contemplated by this Agreement and the other Transaction Documents, all issued and outstanding authorized capital stock of Holdings will be owned by the Partnership and will have been duly and validly authorized and issued and fully paid and non-assessable. At the time of the Closing and after giving effect to the Acquisition and the transactions contemplated by this Agreement and the other Transaction Documents, all of the issued and outstanding capital stock of the Company will be duly authorized, validly issued, fully paid and non-assessable and owned, beneficially and of record, by Holdings. Neither Holdings nor the Company nor any of its Subsidiaries (x) has outstanding any stock or securities
                                     -
convertible into or exchangeable for any shares of its capital stock, or any rights (preemptive or otherwise) or warrants to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any of its capital stock or (y) is
                                                    -
subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire any shares of its capital stock or any convertible securities, rights or warrants, or options of the type described in the foregoing subclause (x), other than the Holdings Class B Common Stock and 65 shares of the Company's common stock to be redeemed from Tribune on the Closing Date. Neither Holdings nor the Company nor any of its Subsidiaries is a party to, nor, after due inquiry, has knowledge of any agreement (except as set forth in this Agreement), restricting the transfer of any shares of Holdings or the Company's capital stock.

          8.10.  COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. (a) Neither
                 --------------------------------------------
Holdings, the Company nor any Subsidiary of the Company is in violation of any term or provision of its certificate of incorporation or by-laws or other constitutive document or any term of any agreement, indenture, mortgage, instrument or License to which it is a party or by which it or any of its properties may be bound or affected or any Applicable Law or any Order of any court, arbitrator or Governmental Body applicable to it (including any Applicable Law or Order relating to occupational health and safety standards, consumer protection or equal employment practice requirements).

     (b) Neither the execution and delivery of this Agreement, the other Transaction Documents or the Notes nor the performance of the terms and provisions hereof or thereof nor the consummation of the transactions contemplated hereby or thereby will result in any breach of or be in conflict with or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in a loss of any benefit to which Holdings, the Company or any Subsidiary of the Company is entitled under, or result in (or require) the creation of any Lien upon any property of Holdings, the Company or any Subsidiary under, any term of the certificate of incorporation or bylaws or other constitutive documents of Holdings, the Company or any Subsidiary of the Company, as the case may be, or any agreement, indenture, mortgage or instrument to which any property of Holdings, the Company or any Subsidiary of the Company is a party or by which any property of Holdings, the Company or any Subsidiary of the Company may be bound or affected, or any Applicable Law or any Order of any court, arbitrator or Governmental Body applicable to Holdings, the Company or any property of Holdings, the Company or any Subsidiary of the Company.

     (c) Neither Holdings, the Company nor any Subsidiary of the Company is in default in the payment of any principal, premium or interest on, or any other amount due and owing under, any Debt with respect to which it is liable.

          8.11.  CONSENTS AND APPROVALS.  No Approval by, from or with, and no
                 ----------------------
other action in respect of, any Governmental Body or any other Person (including any trustee or any holder of any indebtedness, ownership interests or other obligations of the Company or any of its Affiliates) is required for or in connection with the valid execution and delivery by Holdings or the Company of, or the performance by Holdings or the Company of its obligations under, this Agreement, the other Transaction Documents to which it is to be a party or (in the case of the Company) the Notes or the consummation by Holdings or the Company of the transactions contemplated hereby and thereby, including (in the case of the Company) the offer, issuance and delivery by the Company of the Notes and (in the case of Holdings) the Holdings Guaranty, except such Approvals as have been duly obtained or made and are in full force and effect.

          8.12.  TITLE TO PROPERTY; LEASES.  Each of the Company and each
                 -------------------------
Subsidiary of the Company has good and marketable title to all of the properties and assets it purports to own, including those reflected on the Pro Forma Balance Sheet or acquired by the Company or any Subsidiary after the date of the Pro Forma Balance Sheet (other than any such properties disposed of since such date in the ordinary course of business). The Company and each Subsidiary of the Company enjoys peaceful and undisturbed possession under all leases of all personal or real property necessary in any material respect to its operations or the conduct of its business, all such leases are valid and subsisting and are in full force and effect and neither the Company nor any Subsidiary is in default in the performance or observance of its material obligations thereunder.

          8.13.  DEBT, ETC. Holdings is not liable with respect to any Debt.
                 ---------
SCHEDULE III correctly lists all secured and unsecured Debt of the Company or any Subsidiary of the Company outstanding on the date hereof and shows, as to each item of Debt listed thereon, the obligor (including each guarantor) and obligee, the aggregate principal amount outstanding on the date hereof, whether the same constitutes Funded Debt or Current Debt, whether such item of Debt will be repaid at or prior to either Closing or out of the proceeds of the Notes, and a brief description of any security therefor. No default or event of default or basis for acceleration exists or, after giving effect to the issuance and sale of the Notes pursuant to this Agreement and the consummation of the other transactions contemplated by this Agreement, would exist under any instrument or agreement evidencing, providing for the issuance or securing of, or otherwise relating to any such Debt. Except for this Agreement, neither the Company nor any Subsidiary of the Company is party to or bound by any agreement, indenture, mortgage, lease, instrument or license which contains any restriction on the incurrence by it of any Debt.

          8.14.  SOLVENCY.  After giving effect to the sale of the Notes and the
                 --------
consummation of the Acquisition and all the other transactions contemplated to occur at or prior to the Closing by the Transaction Documents (including, without limitation, the payment of all legal, accounting, investment banking and other fees and expenses relating to the Acquisition, the sale of the Partnership Units to be sold on or prior to the Closing Date and this Agreement), (a) the aggregate value of all assets of the Company whether valued as a going concern, at fair valuation or at their fair present salable value (without regard to the value attributed thereto on the Pro Forma Balance Sheet or disclosed in the notes thereto), exceeds the amount of all debts and liabilities (including contingent, subordinated, unnatured and unliquidated liabilities) of the Company whether or not required to be shown on the Pro Forma Balance Sheet or disclosed in the notes thereto in accordance with GAAP, (b) the Company has and shall have sufficient assets to pay its existing Debt, liabilities and obligations and all other current Debt, liabilities and obligations when due and (c) the Company's assets, property and capital are sufficient for the conduct of the business in which it is engaged and proposes to engage. The obligations being incurred by each of Holdings and the Company under or pursuant to the Transaction Documents to which it is to be a party are not being incurred with actual intent to hinder, delay or defraud existing creditors of Holdings or the Company; and each of Holdings and the Company shall have received in consideration of the obligations incurred by it under the Transaction Documents to which it is a party a reasonably equivalent value in exchange therefor.

          8.15.  LITIGATION.  There are no actions, suits or proceedings pending
                 ----------
or, to the knowledge of Holdings or the Company, threatened against or affecting Holdings or the

Company or any Subsidiary of the Company, this Agreement, the other Transaction Documents, the Notes, the Material Trademarks or any other properties of the Company or any Subsidiary (and no basis therefor is known to Holdings or the Company) in any court or before any arbitrator of any kind or before or by any Governmental Body, which (a) question the validity or legality of this
                          -
Agreement, any other Transaction Document, the Notes or any action taken or to be taken pursuant hereto or thereto or (b) either alone or taken together with
                                        -
all other such actions, suits and proceedings, have had or could have a Material Adverse Effect.

          8.16.  TAXES.  The Company and each Subsidiary of the Company has
                 -----
filed all tax returns which are required by law to have been filed by it in any jurisdiction and has paid all taxes, assessments, fees and charges of each Governmental Body shown to be owing on such returns to the extent the same have become due and payable and before they have become delinquent, other than those presently payable without penalty or interest and those being contested in good faith by appropriate and timely actions or proceedings diligently pursued and with respect to which adequate reserves have been established in accordance with GAAP. The Company does not know of any additional assessment or, except as disclosed in Schedule 5.20 to the Stock Purchase Agreement, proposed assessment for any fiscal year, and no material controversy in respect of additional federal, state, local or foreign income taxes or any assessments with respect to the Company or any Subsidiary of the Company are pending or to the knowledge of the Company are threatened. In the opinion of the Company, all tax liabilities of the Company and each Subsidiary of the Company (including taxes for all open years and for its current fiscal period) are adequately provided for on the books of the Company in a manner consistent with GAAP.

          8.17.  COMPLIANCE WITH ERISA.  (a) No Termination Event has occurred,
                 ---------------------
and no event or condition has occurred or exists as a result of which any Termination Event could reasonably be expected to occur, with respect to any Plan. No accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, has occurred with respect to any Plan. The present value of all accrued benefits under each Plan (based on those assumptions used to fund such Plan, which assumptions are reasonable) did not, as of the most recent valuation date, which for any such Plan was not earlier than twelve months prior to the date as of which this representation is made, exceed the then current value of the assets of such Plan allocable to such benefits.

          (b) No Company Group Member has incurred, or is reasonably expected to incur, any withdrawal liability to any Multiemployer Plan. No Company Group Member has received any notification that any Multiemployer Plan is in reorganization (as defined in Section 4241 of ERISA), is insolvent (as defined in Section 4245 of ERISA) or has been terminated, within the meaning of Title IV of ERISA, and no Multiemployer Plan is reasonably expected to be in reorganization or insolvent or to be terminated.

          (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred which has subjected or could subject any Company Group Member to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability. No Company Group Member has incurred, or is reasonably expected to incur, any liability to the PBGC (other than for insurance premiums, which have been paid when due).

          (d) Full payment has been made on or before the due date thereof of all amounts which any Company Group Member is or was required under the terms of any Plan to have paid as contributions to such Plan as of the date hereof.

          (e) No Lien imposed under the Code or ERISA on the assets of any Company Group Member exists or is reasonably likely to arise on account of any Plan.

          (f) No welfare plan (as defined in Section 3(1) of ERISA) maintained by any Company Group Member provides medical or death benefits with respect to current or former employees beyond their termination of employment (other than coverage mandated by law). Each such plan to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance with such sections.

          (g) Neither the execution and delivery of this Agreement or the Transaction Documents nor the issuance of the Notes as herein contemplated will involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of your representation in
SECTION 1.7.

          8.18.  PRIVATE OFFERING.  No Person has offered the Notes or any
                 ----------------
similar securities of the Company for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you. Neither the Company nor any other Person acting on its behalf has taken or will take, any action which would subject the issuance or sale of the Notes to SECTION 5 of the Securities Act or to the registration or qualification requirements of any securities or blue sky law of any applicable jurisdiction.

          8.19.  USE OF PROCEEDS; MARGIN REGULATIONS.  The Company and holdings
                 -----------------------------------
will apply the proceeds from the issuance of the Notes hereunder as provided in
SECTION 1.5. No part of the proceeds from the issuance of the Notes will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207, as amended), or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve Holdings or the Company in a violation of Regulation X of said Board (12 CFR 224, as amended) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220, as amended). The assets of the Company do not consist on the date hereof of, and the Company has no present intention of acquiring, directly or indirectly, any such margin stock or any such margin security. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds from the issuance of the Notes) will violate or result in a violation of SECTION 7 of the Exchange Act or any regulations issued pursuant thereto, including said Regulation G, Regulation T and Regulation X.

          8.20.  LICENSES, PATENTS, TRADEMARKS, AUTHORIZATIONS, ETC. Set forth
                 --------------------------------------------------
on SCHEDULE VI is a list of all trademarks and trade names of the Company which are necessary in any material respect for the conduct of the business of the Company and its Subsidiaries as conducted on the date hereof (such trademarks and trade names being herein collectively referred to as the "MATERIAL
                                                              --------
TRADEMARKS"). The Company and its Subsidiaries own, possess or have the right to
----------
use (without any known conflict with the rights of others) all permits, franchises, patents, trademarks, service marks, trade names, copyrights, licenses and Approvals or the like (including, without limitation, the Material Trademarks) (collectively, "LICENSES") which are necessary in any material
                            --------
respect to the conduct of their respective businesses as conducted on the date hereof and as proposed to be conducted. All such Licenses or rights therein purported to be owned by the Company or the applicable Subsidiary are so owned free and clear of any Liens, other than Liens permitted under SECTION 6.3. Each such License is in full force and effect, and the Company or the applicable Subsidiary, as the case may be, has fulfilled and performed in all material respects its obligations with respect thereto to the extent required to be performed or observed on or prior to the date hereof. No default in the performance or observance by the Company or any such Subsidiary of its obligations under any Material Trademark has occurred (and, so far as is known to the Company, no other event has occurred), which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such Material Trademark, and no default in the performance or observance by the Company or any such Subsidiary of its obligations under any other such License has occurred (and, so far as is known to the Company, no other event has occurred), which permits, or after notice or lapse of time or both would permit, the revocation or termination of any other such License or which, either alone or taken together with the consequences of all other such defaults, has had or in the future may have a Material Adverse Effect.

          8.21.  STATUS UNDER CERTAIN STATUTES; OTHER REGULATIONS.  Neither the
                 ------------------------------------------------
Company nor any Subsidiary is an "investment company" or a Person directly or indirectly "controlled" by or "acting on behalf of " an investment company" within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any Subsidiary is a "public utility," as such term is defined in the Federal Power Act, as amended. The Company is not subject to regulation under any Federal or state law, statute, rule, regulation or ordinance which limits its ability to incur Debt.

          8.22.  LABOR MATTERS.  There are no labor disputes between the Company
                 -------------
or any Subsidiary on the one hand and any of their respective employees or representatives of such employees on the other hand which in the aggregate might have a Material Adverse Effect, and the Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, tax withholding on behalf of employees and wages and hours, and neither the Company nor any Subsidiary is engaged in any unfair labor practice which, either alone or taken together with all other such practices, has had or could have a Material Adverse Effect.

          8.23.  FULL DISCLOSURE.  Neither this Agreement, the other Transaction
                 ---------------
Documents, the information set forth in Section IV of the Offering Memorandum, the Supplement, nor any other document, certificate or instrument delivered to you by or on behalf of Holdings or the Company in connection with the transactions contemplated by this Agreement (including the materials described on SCHEDULE V) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which the same were made, not misleading. There is no fact known to Holdings or the Company which has had a Material Adverse Effect or in the future could reasonably be expected to (so far as Holdings or the Company can now reasonably foresee) have a Material Adverse Effect which has not been set forth or reflected in this Agreement, the Transaction Documents, the information set forth in Section IV of the Offering Memorandum, the Supplement or in the other documents, certificates and instruments referred to herein and delivered to you by or on behalf of Holdings or the Company on or prior to the date hereof in connection with the transactions contemplated by this Agreement (including the materials described on SCHEDULE V).

          8.24.  ENVIRONMENTAL MATTERS.  (a) The Company and its Subsidiaries
                 ---------------------
currently hold and at all times heretofore the Company and it Subsidiaries held all Environmental Permits required under all Environmental Laws, except to the extent failure to have any such Environmental Permit, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.

          (b) The Company and its Subsidiaries currently are, and at all times heretofore the Company and its Subsidiaries have been, in compliance with all Environmental Laws and all terms and conditions of all such Environmental Permits and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in all Environmental Laws and Environmental Permits, except to the extent failure to comply therewith, in any one case or in the aggregate, has not had and will not have a Material Adverse Effect.

          (c) Except as disclosed in Schedule 5.19 to the Stock Purchase Agreement, neither the Company nor any Subsidiary nor, to the knowledge of the Company, any predecessor in interest of the Company or any Subsidiary in respect of any of the Company Premises has ever received from any Governmental Body or other Person any notice of, and the Company has no knowledge of, any past, present or future events, conditions or circumstances that could prevent continued compliance in all material respects with the Environmental Permits referred to in clause (b) of this SECTION 8.24 or any scheduled renewals thereof or any applicable Environmental Laws currently in effect, or that could reasonably be expected to give rise to any liability on the part of the Company or any Subsidiary or otherwise form the basis of any claim, action, demand, request, notice, suit, proceeding, hearing, study or investigation (collectively, "ENVIRONMENTAL CLAIMS") involving the Company or any Subsidiary,
                --------------------
based on or related to (i) a violation of any applicable Environmental Laws or
                        -
Environmental Permits or (ii) the presence, manufacture, generation, refining,
                          --
processing, distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport or handling, treatment or disposal of, handling, or the emission, spill, discharge, release or threatened release into the environment of, or the removal, remediation, response or any corrective action taken with respect to, any Hazardous Material.

     9.  HOLDINGS GUARANTY.
         ------------------
         9.1. GUARANTY OF PAYMENT AND PERFORMANCE.  Holdings hereby absolutely,
              -----------------------------------
irrevocably and unconditionally guarantees as primary obligor and not merely as surety:

         (i) the full and prompt payment when due (whether upon prepayment, at stated maturity, by declaration, acceleration, mandatory purchase or otherwise) of the principal of, Yield Maintenance Amount, if any, and interest on the Notes (including, without limitation, interest on overdue principal and (to the extent permitted by applicable law) any overdue Yield Maintenance Amount or other premium, if any, and interest on each Note);

        (ii) the full and prompt payment by the Company when due of any and all other obligations, liabilities and amounts (including, without limitation, indemnities, fees, costs, expenses and interest thereon) of the Company now existing or hereafter incurred under, arising out of or in connection with this Agreement or the Notes;

       (iii) the due performance of and compliance by the Company with the terms, conditions, agreements and obligations under this Agreement or the Notes; and

        (iv) all renewals, extensions, modifications and refinancings (in whole or in part) of any of the amounts, terms, conditions, agreements and obligations referred to in clauses (i) through (iii) of this SECTION 9.1.

The principal, Yield Maintenance Amount or other premium (if any), interest, obligations, liabilities, costs and expenses referred to in clauses (i) through
(iv) above are collectively referred to as the "GUARANTEED OBLIGATIONS" and the
                                                ----------------------
obligations of Holdings under this SECTION 9 are in this SECTION 9 sometimes referred to as "THIS GUARANTY" and in other Sections of this Agreement are
                ---- --------
sometimes referred to as the "HOLDINGS GUARANTY."  This Guaranty is an absolute,
                              ------------------
irrevocable, unconditional, present and continuing guaranty of payment and performance and not of collectibility, and is in no way conditioned or contingent upon any attempt to collect from the Company or any other Person or upon any other action, occurrence or circumstances whatsoever. In the event that the Company shall fail to pay, or perform punctually, when due, whether or not such failure or inability shall constitute an Event of Default, any of the Guaranteed Obligations, Holdings shall, so often as any such default happens, immediately pay the same forthwith or perform such term, condition, agreement or obligation, without demand, presentment, protest or notice of any kind whatsoever. All payments made by Holdings under this Guaranty shall be made in compliance with this Agreement, including without limitation, SECTION 15, and Holdings shall reimburse each holder of Notes, upon demand, for all of such holder's costs and expenses of collection from, and enforcing compliance with the terms of this Agreement by, the Company. This Guaranty shall be subordinated to the Senior Holdings Debt in accordance with SECTION 7 of this Agreement.

          9.2.  WAIVER.  Holdings hereby unconditionally waives (a) notice of
                ------                                           -
acceptance of this Guaranty and notice of any liability to which this Guaranty may apply, (b) diligence, presentment, demand of payment, protest, notice of
            -
dishonor or nonpayment of any such
liability, suit or taking of other action by any holder of any Note or any other Person against, and any other notice to, any party liable in respect of the Guaranteed Obligations, (c) notice of any events, circumstances or matters
                         -
described in SECTION 9.3 or 9.4 and all other notices whatsoever, including, without limitation, any notice which may be required by statute, regulation, rule of law or otherwise to preserve intact any right, power, privilege or remedy of a holder of any Notes against Holdings, (d) any requirement that any
                                                   -
holder of the Notes investigate the financial condition or affairs of the Company or advise Holdings of any fact respecting, or any change in, the financial condition or affairs of the Company which might come to the attention of any holder of the Notes at any time, whether or not any such holder of the Notes knows or believes that any such fact or change is unknown to Holdings or increases or may increase the risk of Holdings hereunder in respect of the Guaranteed Obligations or any of them, (e) any requirement that any holder of
                                        -
the Notes exhaust any right, power, privilege or remedy or proceed against the Company under this Agreement, the Notes or any other agreement or instrument referred to herein or therein or otherwise, or protect, secure, perfect or insure any security interest or Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person under or in respect of any other guarantee of, or any collateral security for, any of the Guaranteed Obligations, (f) any requirement that the holder of any Note mitigate
                         -
damages, (g) any release of Holdings from its obligations hereunder resulting
          -
from any loss by it of its rights of subrogation, and (h) any other event,
                                                       -
circumstance or matter (other than payment and performance in full of the Guaranteed Obligations, in accordance with the terms of this Agreement or the Notes) that would constitute a legal or equitable discharge or defense of a guarantor or a surety, it being the intent hereof that (other than as aforesaid) the obligations of Holdings hereunder shall be absolute, irrevocable and unconditional under any and all circumstances.

          9.3.  Obligations Unaffected.  Holdings acknowledges, consents and
                ----------------------
agrees that any holder of the Notes may, at any time and from time to time, without the consent of, or notice to, Holdings, without incurring responsibility to Holdings and without impairing, diminishing, discharging, releasing, suspending, prejudicing or terminating the obligations of Holdings under this Guaranty, upon or without any terms or conditions and in whole or in part, take or refrain from taking (either directly or indirectly) any and all actions with respect to the Guaranteed Obligations or any of them (including, without limitation, pursuant to this Agreement, the Notes or this Guaranty), any collateral security at any time granted or received for any of the Guaranteed Obligations, or any Person (including the Company) that such Noteholder determines in its sole discretion to be necessary or appropriate whether or not such action or refraining from acting varies or increases the risk of, or affects the rights, powers, privileges and remedies of, Holdings, including, without limitation:

          (a) any extension or indulgence in respect of the payment or performance of any Guaranteed Obligation under this Agreement or the Notes;

          (b) any renewal, extension, refunding, amendment or modification of or addition or supplement (whether material or otherwise) to or deletion or waiver, consent, settlement, compromise, release, forbearance or departure from any of the terms of this Agreement, the Notes or any other agreement which may be made relating to any of such instruments or the Guaranteed Obligations (except that the obligations of Holdings shall apply to this Agreement, the Notes or such other agreement as so renewed, extended, refunded, amended, modified, waived, compromised, released or supplemented);

          (c) any exercise or non-exercise by any holder of Notes of any right, power, privilege or remedy under or in respect of this Agreement or the Notes or receipt of any additional collateral security, or any sale, exchange, surrender, release, discharge, failure to perfect, loss, abandonment or alteration of or in or dealing with any collateral security by whomsoever at any time pledged or mortgaged to secure, or however securing, the Guaranteed Obligations or any liabilities incurred directly or indirectly in respect thereof or hereof; or

          (d) any release or substitution of any one or more endorsers, guarantors, the Company or other obligors.

          9.4.  Absolute and Unconditional Nature of Obligations.  Holdings
                ------------------------------------------------
acknowledges, consents and agrees that its obligations under this Guaranty constitute a present and continuing guaranty of payment and performance and not of collection and shall apply to all the Guaranteed Obligations whenever arising, are primary, absolute and unconditional, are exclusive and independent of any security for or other guaranty of the Guaranteed Obligations, are not subject to any counterclaim, set-off, deduction or defense based upon any claim Holdings, the Company or any other Person may have or assert (other than, to the extent thereof, prior payment and performance of such Guaranteed Obligations under this Agreement or the Notes strictly in accordance with the terms hereof and thereof) and shall remain in full force and effect without regard to, and shall not be impaired, diminished, discharged, released, suspended, prejudiced, terminated or otherwise affected by, any matter, event, circumstance or occurrence whatsoever (whether or not Holdings shall have any knowledge or notice thereof), including, without limitation:

          (a) any action or inaction by any holder of Notes as contemplated in
     SECTION 9.3; or

          (b) any limitation on or discharge or release of the liability of the Company, or in the method or terms of payment, under this Agreement or the Notes which may now or hereafter be imposed by any statute, regulation or rule of law, or any invalidity, irregularity or unenforceability of all or part of this Agreement (including this Guaranty), the Notes or any other agreement or instrument referred to herein or therein or the obligations of the Company (or either of them) under this Agreement or the Notes and of any collateral security therefor; or

          (c) any voluntary or involuntary bankruptcy, insolvency, reorganization, administration, arrangement, adjustment, composition, liquidation, winding-up, dissolution, or the like of Holdings or any other Person, or the properties or creditors of any of them; or

          (d) any merger or consolidation of Holdings with or into any other Person, or any sale, lease, transfer, contribution or other disposition of any or all of the assets of Holdings to any other Person; or

          (e) any change in the relationship of Holdings to the Company; or

          (f) any assignment or other transfer of the Notes or any interest therein, in this Agreement or in any collateral security at any time granted or received for the Guaranteed Obligations; or

          (g) any failure on the part of the Company for any reason to comply with or perform any of the terms of any agreement with Holdings; or

          (h) any failure to give notice to Holdings of the occurrence of a Default or an Event of Default; or

          (i) any Default or Event of Default; or

          (j) any acceleration of the maturity of any Guaranteed Obligations; or

          (k) any other matter, event or circumstance (other than payment and performance in full of the Guaranteed Obligations strictly in accordance with the terms of this Agreement or the Notes) that would constitute a legal or equitable discharge or defense of a guarantor or a surety or which might otherwise limit recourse against the Company or Holdings.

Holdings further acknowledges, consents and agrees that its obligations under this Guaranty shall remain in full force and effect until all Guaranteed Obligations have been paid or performed in full.

          9.5.  Independent Obligation.  The obligations of Holdings hereunder
                ----------------------
are independent of the obligations of any other guarantor or the Company, and a separate action or actions may be brought and prosecuted against Holdings whether or not action is brought against any other guarantor or the Company and whether or not any other guarantor or the Company be joined in any such action or actions. Holdings waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Company or other circumstance which operates to toll any statute of limitations as to the Company shall operate to toll the statute of limitations as to Holdings.

          9.6.  Reinstatement.  If any claim is ever made upon any holder of
                -------------
Notes for repayment or recovery of any amount or amounts received in payment (whether paid by the Company, Holdings or any other Person) or on account of any of the Guaranteed Obligations (whether made pursuant to this Agreement (including this Guaranty) or the Notes or otherwise) and any holder of the Notes repays or surrenders all or part of said amount by reason of (a) any judgment,
                                                              -
decree or Order of any court of any jurisdiction or any Governmental Body having jurisdiction over such holder of the Notes or any of its property or (b) any
                                                                      -
settlement or
compromise of any such claim effected by such holder of the Notes with any Person making any such claim (including the Company, Holdings or any other Person), then and in such event Holdings agrees that any such judgment, decree, order, settlement or compromise shall be binding upon it, notwithstanding any revocation hereof or the cancellation of any Note or other instrument evidencing any liability of the Company or Holdings, and Holdings shall be and remain liable to such holder of Notes hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such holder of Notes. The provisions of this Section shall survive the termination of this Agreement.

          9.7.  Subrogation.  In the event Holdings shall at any time pay any
                -----------
sums on account of its obligations under this Guaranty or take any other action in performance of its obligations under this Guaranty, Holdings shall be subrogated to the rights, powers, privileges and remedies of the holders of the Notes in respect of such obligations (but shall not for any purpose be deemed a holder of Notes), provided that Holdings hereby agrees that it shall not seek to
                  --------
exercise any such rights of subrogation, any right of reimbursement, exoneration or indemnity whatsoever or any rights of recourse to any security for any of the obligations under this Agreement or the Notes or otherwise constituting Guaranteed Obligations, unless and until all Guaranteed Obligations shall have been indefeasible paid in full in cash and duly and fully performed.

          9.8.  Acceleration, etc.  As between Holdings, on the one hand, and
                -----------------
the holders of the Notes, on the other hand, the obligations of the Company under this Agreement and under the Notes may be declared to be forthwith due and payable as provided in SECTION 10.1 (and shall be deemed to have become automatically due and payable in the circumstances provided in said SECTION 10.1) for all purposes of this Guaranty notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such obligations from becoming automatically due and payable) as against the Company and, in the event of such declaration (or in the event of any such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Company) shall forthwith become due and payable by Holdings for purposes of this Guaranty.

          9.9.  Limitation.  If in any action or proceeding involving any
                ----------
corporate law or any bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, the obligations of Holdings hereunder would otherwise be held or determined to be void, invalid or unenforceable by reason of the amount of its liability under this Guaranty, then notwithstanding any other provision of this Guaranty to the contrary, the amount of such liability shall, without any further action by Holdings or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding.

          10.  EVENTS OF DEFAULT:  REMEDIES.
               ----------------------------

               10.1.  Events of Default Defined; Acceleration of Maturity.  If
                      ---------------------------------------------------
any of the following conditions or events (each herein called an "EVENT OF
                                                                  --------
DEFAULT") shall occur and be continuing (whatever the reason for such Event of
-------
Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with judicial or governmental or administrative order or action or otherwise):

          (a) default shall be made in the due and punctual payment to any Noteholder of all or any part of the principal of, or Yield Maintenance Amount, if any, on any Note when and as the same shall become due and payable, whether on a date fixed for prepayment, at stated maturity, by acceleration or declaration, or otherwise; or

          (b) default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable, and such default shall continue for a period of five days; or

          (c) default shall be made in the due performance or observance of any covenant, provision, agreement or condition contained in SECTION 4(G) or any of SECTION 6.1, SECTION 6.2 (other than subdivision (b) thereof, as to which subdivision (d) of this SECTION 10.1 shall apply), and SECTIONS 6.3, 6.4, 6.5 AND 6.7 hereof; or

          (d) default shall be made in the due performance or observance of any other covenant, provision or agreement contained in this Agreement, (other than any default referred to in any of the other clauses of this SECTION 10.1), and such default shall have continued for a period of 30 days after the earlier of (x) the date on which any Responsible Officer of Holdings or the Company first has knowledge of such default and (y) the giving of notice to Holdings or the Company of such default by any Noteholder or Noteholders; or

          (e) (i) default shall be made in the payment of any principal of or
               -
     premium or interest on, whether on an interest payment date or on a date fixed for payment or prepayment, at stated maturity, by acceleration or declaration or otherwise, under or in respect of any Debt of Holdings or the Company having a principal amount outstanding in excess of $300,000 (other than the Notes and any Senior Debt), and such default shall continue beyond the period of grace, if any, provided with respect thereto; or (ii)
                                                                            --
     default shall be made in the due performance or observance of any covenant, provision, agreement or condition contained in any document evidencing or providing for the issuance or securing of any such Debt having a principal amount outstanding in excess of $300,000 (other than the Notes and any Senior Debt), if the effect of any such default referred to in this clause
     (ii) results in the holder or holders of such Debt (or a trustee or agent on behalf of such holders) causing or being permitted to cause any payment or payments in respect of any such Debt to become due prior to the scheduled due date thereof; or

          (f) Holdings, the Company or any Subsidiary of the Company shall (i)
                                                                            -
     apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) become insolvent or be generally
                                        --
     unable to or shall generally fail or admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the
                                          ---
     benefit of its creditors, (iv) commence a voluntary case under the Federal
                                --
     Bankruptcy Code (as now or hereafter in effect), (v) file a petition
                                                       -
     seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to,
                                                  --
     or fail to controvert in a timely or appropriate manner, any petition filed against it in an involuntary case under such Bankruptcy Code, (vii) take
                                                                    ---
     any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing, or (viii) take any action in furtherance
                                            ----
     of any of the foregoing; or

          (g) a proceeding or case shall be commenced in respect of Holdings, the Company or any Subsidiary of the Company, without its application or consent, in any court of competent jurisdiction, seeking (i) the
                                                               -
     liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a
                                                --
     trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets, or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or
                                            ---
     unstayed and in effect, for a period of 60 days, or an order for relief shall be entered in an involuntary case under the Federal Bankruptcy Code (as now or hereafter in effect) against the Company and shall continue undismissed, or unstayed and in effect, for a period of 60 days, or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to Holdings, the Company or any Subsidiary of the Company and shall continue undismissed, or unstayed and in effect, for a period of 60 days; or

          (h) a final judgment or decree for the payment of money shall be rendered by a court of competent jurisdiction against the Company or any Subsidiary of the Company which, either alone or together with all other outstanding judgments or decrees against the Company or any Subsidiary of the Company, shall aggregate more than $500,000 (exclusive of amounts covered by insurance as to which the applicable insurer has acknowledged coverage), and (x) such judgment shall remain undischarged and unstayed for
                     -
     a period of more than 90 days or (y) any enforcement proceeding shall have
                                       -
     been commenced (and not stayed) by any creditor or upon such judgment; or

          (i) any representation or warranty made by Holdings or the Company in this Agreement or in the materials listed on SCHEDULE V or in any writing furnished to you after the Closing Date pursuant to this Agreement in connection with the transactions contemplated hereby shall prove to have been false or incorrect or breached in any material respect on the date as of which made; or

          (j) any of the Transaction Documents (other than this Agreement) to which Holdings or the Company, as the case may be, is party, at any time and for any reason, shall not be or shall cease to be valid, binding and enforceable against Holdings or the Company, as the case may be, or Holdings or the Company, as the case may be, shall contest or deny the validity or enforceability of any of the Transaction Documents (other than this Agreement) to which it is a party or shall disaffirm or repudiate any of their respective obligations thereunder; or

          (k) the Company shall lose its rights to the "Farm Journal" trademark or trade name; or

          (1) an event of default or (other than at maturity or at the option of the Company) right of termination of commitment shall exist under any agreement or instrument evidencing or relating to Senior Debt and such Senior Debt is declared immediately due and payable as a result thereof; or

          (m) (i) any Company Group Member shall fail to pay when due any amount
               -
     which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; (ii) any Company Group Member shall withdraw from a
                         --
     Multiple Employer Plan during a plan year in which it is a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or shall be treated as having so withdrawn under Section 4062(e) of ERISA, or any Multiple Employer Plan shall be terminated; (iii) notice of intent to
                                                  ---
     terminate a Plan or Plans shall be filed under Title IV of ERISA by any Company Group Member, any plan administrator or any combination of the foregoing; (iv) the PBGC shall institute proceedings under Title IV of
                 --
     ERISA to terminate or to cause a trustee to be appointed to administer any Plan or Plans; (v) any Company Group Member shall withdraw from any
                     -
     Multiemployer Plan; (vi) any Plan shall have an Unfunded Current Liability;
                          --
     or (vii) any prohibited transaction (within the meaning of Section 406 of
         ---
     ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject any Company Group Member to any liability under Section 406, 409, 502(i) or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which such Company Group Member has agreed or is required to indemnify any Person against any such liability; and there shall result from any such event or events referred to in the foregoing clauses (i) through (vii) a risk of incurring a liability on the part of any Company Group Member which would have a Material Adverse Effect;

then (A) upon the occurrence on any date of any Event of Default described in
      -
subdivision (f) or (g) of this Section with respect to the Company, the unpaid principal amount of all Notes, together with the interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured), plus (to the extent permitted by applicable law) the Modified Yield Maintenance Amount shall automatically become immediately due and payable, without presentment, demand, protest, notice of intention to accelerate, notice of acceleration, or other requirements of any kind, all of which are hereby expressly waived by the Company, and (B) upon the occurrence on any date or
                                      -
during the continuance of any other Event of Default, the Requisite Holders may, by written notice to the Company, declare the unpaid principal amount of all Notes to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured), plus (to the extent permitted by applicable law) the Modified Yield Maintenance Amount (determined as of the date of such declaration in respect of such principal amount of Notes), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company; provided that, upon the
                                                  --------
occurrence on any date or during the continuance of an Event of Default described in clause (a) or (b) of this Section with respect to any Note, the holder of such Note may, by written notice to the Company, declare the unpaid principal amount of such Note to be, and the same shall forthwith become, due and payable, together with the interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured), plus (to the extent permitted by applicable law) the Modified Yield Maintenance Amount (determined as of the date of such declaration in respect of such principal amount of such Note), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company. If any Noteholder shall exercise the option specified in the proviso to the preceding sentence, the Company will forthwith give written notice thereof to the holders of all other outstanding Notes and each such Noteholder may (whether or not such notice is given or received), by written notice to the Company, declare the principal amount of all Notes held by it to be, and the same shall forthwith become, due and payable, together with interest accrued thereon in accordance with the terms thereof and hereof (which interest shall be deemed matured), plus (to the extent permitted by applicable law) the Modified Yield Maintenance Amount (determined as of the date of such declaration in respect of such principal amount of such Notes), without presentment, demand, protest, notice or other requirements of any kind, all of which are hereby expressly waived by the Company.

          10.2.  Default Remedies.  If any Event of Default shall have occurred
                 ----------------
and be continuing, any Noteholder may proceed to protect and enforce its rights under this Agreement or such Note, either by suit in equity or by action at law or both, whether for specific performance of any covenant or agreement contained in this Agreement or in aid of the exercise of any power granted in this Agreement, or such Noteholder may proceed to enforce the payment of all sums due upon such Note or under this Agreement or to enforce any other legal or equitable right available to such Noteholder. The Company covenants that if the Company shall default in the making of any payment due under any Note or if it shall default in the performance or observance of any covenant or agreement contained in this Agreement it will pay to each Noteholder such further amounts, to the extent lawful, as shall be sufficient to pay the reasonable costs and expenses of collection or of otherwise enforcing such Noteholder's rights, including reasonable fees and disbursements of counsel to the Noteholders. The obligations of the Company pursuant to the immediately preceding sentence shall survive the transfer or payment in full of the Notes.

          10.3.  Remedies Cumulative.  No remedy herein conferred upon you or
                 -------------------
any Noteholder is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          10.4.  Remedies Not Waived.  No course of dealing between the
                 -------------------
Partnership, Holdings or the Company and you or any Noteholder and no delay or failure in exercising any rights hereunder or under any Note or any Transaction Document in respect thereof shall operate as a waiver of or otherwise prejudice any of your rights or the rights of any other Noteholder.

          10.5.  Annulment of Acceleration of Notes.  The provisions of SECTION
                 ----------------------------------
10.1 are subject to the condition that if the principal of, Modified Yield Maintenance Amount, if any, and accrued interest on all Outstanding Notes shall have been declared immediately due and payable (other than by reason of an Event of Default of the character described in clause (f) or (g) of SECTION 10.1), the Requisite Holders may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof; provided, however, that at the time such declaration is rescinded and annulled:

          (a) no judgment or decree shall have been entered for the payment of any money due pursuant to the Notes or this Agreement;

          (b) all arrears of principal, Yield Maintenance Amount, if any, and interest upon all of the Notes and all other sums payable under the Notes and under this Agreement (including costs and expenses of the Noteholders incurred in connection with such notice under SECTION 10.1 and the exercise of remedies under SECTION 10.2, but excluding any principal or interest or Modified Yield Maintenance Amount which has become due and payable solely by reason of such notice under SECTION 10.1) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been remedied or waived pursuant to SECTION 14 or otherwise made good or cured;

and provided, further, that no such rescission and annulment shall extend to or
    --------  -------
affect any subsequent Default of Event of Default or impair any right consequent thereon.

          11.  DEFINITIONS AND CONSTRUCTION.
               -----------------------------

               11.1.  Defined Terms.  Except as otherwise specified, the
                      -------------
following terms have the respective meanings indicated below whenever used in this Agreement (terms defined in the singular to have a correlative meaning when used in the plural and vice versa):
                       ---- -----

               ACQUISITION:  as defined in SECTION 2.6(B).
               -----------

               ACQUISITION DOCUMENTS:  the Stock Purchase Agreement and the
               ---------------------
Assignment Agreement.

               ADJUSTED CONSOLIDATED NET INCOME:  for any period, Consolidated
               --------------------------------
Net Income for such period plus the sum of all MS Payments made during the
                           ----
period from and including the Closing Date to and including the second anniversary of the Closing Date, to the extent such MS Payments were deducted in calculating Consolidated Net Income for such period.

               AFFILIATE:  with respect to any designated Person, any other
               ---------
Person (a) directly or indirectly, through one or more intermediaries, controlling or controlled by or under direct or indirect common control with such designated Person, (b) which beneficially owns or holds 5% or more of the shares of any class of voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of such designated Person, (c) 5% or more of any class of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by such designated Person, or (d) who is an officer or director of such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting stock (or other equity interest) or by contract or otherwise.

          AGREEMENT; THIS AGREEMENT:  this Note Purchase Agreement (together
          -------------------------
with the Schedules and Exhibits hereto), as from time to time amended, modified or supplemented in accordance with its terms.

          APPLICABLE LAWS:  any statute, law, regulation, ordinance, rule,
          ---------------
judgment, order, decree, permit, approval, concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision or determination by, or any interpretation or administration of the foregoing by, any Governmental Body, whether now or hereafter in effect (including Environmental Laws, laws pertaining to land use or zoning restrictions, and building, health, fire, water and use laws).

          APPROVALS:  as defined in SECTION 2.9.
          ---------

          ASSIGNMENT AGREEMENT:  as defined in SECTION 1.1.
          --------------------

          BLOCKAGE PERIOD:  as defined in SECTION 7.4(A).
          ---------------

          BOARD OF DIRECTORS:  the board of directors (or committee of persons
          ------------------
performing similar functions) of the Company having the power and authority to direct the affairs and management of the Company.

          BUSINESS DAY:  any day other than a Saturday, Sunday or any other day
          ------------
on which commercial banks are required or authorized by law or regulation to be closed in New York, New York.

          BUSINESS OR CONDITION:  of any Person, the business, operations,
          ---------------------
assets, properties, earnings, condition (financial or other), or reasonably foreseeable prospects of such Person, provided that such term, when used without
                                      --------
reference to any particular Person, shall mean the Business and Condition of the Company and its Subsidiaries taken as a whole.

          CAPITAL LEASE:  as applied to any Person, any lease (however
          -------------
designated) of any property (whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person or in the notes thereto.

          CAPITAL LEASE OBLIGATION:  as at any date with respect to any Capital
          ------------------------
Lease, the amount of the obligation of the lessee thereunder which would, in accordance with GAAP, appear on a balance sheet of such lessee or in the notes thereto in respect of such Capital Lease.

          CHANGE OF CONTROL:  the occurrence of any one of the following events
          -----------------
prior to an IPO: (i) the MS Group shall fail to own of record and beneficially at least 51% of the voting stock of the General Partner; (ii) the General Partner shall cease being the sole general partner of the Partnership; (iii) persons in the MS Group, together with any then-current spouse or any lineal descendant (including by adoption and stepchildren) of any member of the MS Group (collectively, "Family Members") or any trust created for tax purposes
                         --------------
in favor of any member of the MS Group or any Family Member, shall fail to own in the aggregate limited partnership interests in the Partnership having a value (measured by Invested Amounts (as defined in the Partnership Agreement)) of less than $2,000,000; (iv) 51% of the voting stock of Holdings shall fail to be owned, of record and beneficially, by the Partnership; or (v) 100% of the voting stock of the Company shall fail to be owned, of record and beneficially, by Holdings.

          CLOSING:  as defined in SECTION 1.5.
          -------

          CLOSING DATE:  as defined in SECTION 1.5.
          ------------

          CLOSING LOAN:  the loan (if any) made by a member of the MS Group to
          ------------
the Partnership on the Closing Date.

          CODE:  the Internal Revenue Code of 1986, as amended, and any
          ----
successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time.

          COMMISSION:  the Securities and Exchange Commission and any other
          ----------
similar or successor agency of the Federal government administering the Securities Act and the Exchange Act.

          COMPANY:  as defined in the opening paragraph of this Agreement.
          -------

          COMPANY GROUP MEMBER:  the Company, each Subsidiary and each of their
          --------------------
respective predecessors.

          COMPANY PREMISES:  real property in which the Company, any Subsidiary
          ----------------
or any Person which has been a Subsidiary at any time has or ever had any direct or indirect interest, including, without limitation, ownership thereof, or any arrangement for the lease, rental or other use thereof, or the retention or claim of any mortgage or security interest therein or thereon.

          COMPUTATION PERIOD:  as defined in SECTION 6.5(B).
          ------------------

          CONSOLIDATED NET INCOME:  for any period, the net income (or deficit)
          -----------------------
of the Company and its Subsidiaries for such period (taken as a cumulative whole) determined in accordance with GAAP after eliminating all inter-company items and after deducting portions of income properly attributable to outside minority interests, if any, in the stock (or its equivalent) and surplus of any Subsidiary; provided, however, that there shall in any event be excluded from
            --------  -------
Consolidated Net Income:

          (a) the income of any other Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or a Subsidiary;

          (b) the income of any Person other than a Subsidiary in which the Company or any Subsidiary has an ownership interest, except to the extent that such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar distributions;

          (c) any portion of the net income of a Subsidiary which is unavailable (whether by law, agreement or otherwise) for the payment of dividends to the Company or another Subsidiary;

          (d) any deferred credit or amortization thereof from the acquisition of any properties or assets of any Person;

          (e) any aggregate net after-tax gain or loss during such period arising from the sale, exchange or other distribution of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities);

          (f) any income resulting from any write-up of any assets after the date hereof;

          (g) any gain arising from the acquisition of any securities, or the extinguishment of any Debt of the Company or any of its Subsidiaries or the termination of an employee benefit plan;

          (h) the net proceeds of any life insurance policy; and

          (i) any item properly classified as extraordinary in accordance with GAAP;

and provided further that, in determining "Consolidated Net Income" for purposes
    -------- -------
of this Agreement, there shall not in any event be deducted from Consolidated Net Income non-cash expenses related to the vesting in certain employees of the Company of certain equity incentives provided to such employees which non-cash expenses would, in accordance with GAAP, be required to be recognized by the Company as an expense at the time of such vesting and deducted from Consolidated Net Income.

          CONSOLIDATED NET WORTH:  at any date of determination,
          ----------------------

          (a) the sum of (i) the par value (or value stated on the books of the Company) of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) of the Company and its Subsidiaries as of such date plus (ii) the amount of (without duplication) the aggregate
               ----
     liquidation preference of any preferred stock, the paid-in capital and retained earnings of the Company and its Subsidiaries as of such date, in each case as such amounts would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such date prepared in accordance with GAAP, minus
                -----

          (b) to the extent included in clause (a), all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries;

provided, however that, in determining "Consolidated Net Worth" for purposes of
--------  -------
this Agreement, there shall not in any event be deducted from Consolidated Net Worth non-cash expenses related to the vesting in certain employees of the Company of certain equity incentives provided to such employees which non-cash expenses would, in accordance with GAAP, be required to be recognized by the Company as an expense at the time of such vesting and deducted from Consolidated Net Worth.

          CURRENT DEBT:  as applied to any Person, as of any date of
          ------------
determination thereof, all Debt of such Person which would be classified upon a balance sheet of such Person prepared as of such date in accordance with GAAP as current debt.

          DEBT:  as applied to any Person, as of any date of determination
          ----
(without duplication):

          (a) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes, drafts or similar instruments, or upon which interest payments are customarily made;

          (b) all obligations of such Person for all or any part of the deferred purchase price of property or services (other than trade accounts payable and accruals arising in the ordinary course of business) or for the cost of property constructed or of improvements thereon;

          (c) all obligations (whether such Person or of another Person) secured by any Lien on or payable out of the proceeds of production from property owned or held by such Person even though such Person has not assumed or become liable for the payment of any other Person's obligations;

          (d) all Capital Lease Obligations of such Person;

          (e) all preferred stock issued by such Person which is required by the terms thereof to be redeemed, or for which mandatory sinking fund payments are due, by a fixed date;

          (f) all obligations of such Person in respect of any letter of credit facility, bankers' acceptance facility or other similar credit facility; provided, however, that in no event shall the Company's obligations in
     --------  -------
     respect of any letter or letters of credit having an aggregate face amount of not more than $500,000 which secure the obligations of the Company under any leases by it of real property constitute Debt for purposes of this Agreement unless and to the extent that any such letter of credit has been drawn on and remains unreimbursed for more than two Business Days after the relevant draw date;

          (g) all Guaranties by such Person of or with respect to obligations of the character referred to in the foregoing clauses (a) through (f) of another Person; and

          (h) all other indebtedness, to the extent it would constitute a liability for borrowed money on a balance sheet of such Person prepared in accordance with GAAP, exclusive of accounts payable and accrued expenses arising in the ordinary course of business (including interest, discounts, fees and expenses on Debt) and also exclusive of commitments for the purchase of goods and services for which title to the property has not passed or services have not been rendered;

provided, however, that in determining the Debt of any Person, (i) all
--------  -------                                               -
liabilities described in clauses (a) through (h) above for which such Person is jointly and severally liable with one or more other Persons (including all liabilities of any partnership or joint venture of which such Person is a general partner or co-venturer) shall be included at the full amount thereof without regard to any right such Person may have against any such other Persons for contribution or indemnity, and (ii) no effect shall be given to deposits,
                                    --
trust arrangements or similar arrangements which, in accordance with GAAP, extinguish Debt for which such Person remains legally liable; and provided
                                                                  --------
further, however, that in no event shall the quarterly payments not exceeding
-------  -------
$800,000 in the aggregate payable by the Company to Tribune on April 15, 1997, July 15, 1997, October 15, 1997 and December 15, 1997 as reimbursement for the payment by Tribune of Federal and state income taxes in respect of the Company's 1997 first quarter constitute Debt of the Company for purposes of this Agreement.

          DEFAULT:  any condition or event which, with the giving of notice or
          -------
the passage of time or both, would constitute an Event of Default.

          EBITDA:  for any period, the sum of (a) Consolidated Net Income for
          ------
such period, plus (to the extent deducted in determining such Consolidated Net
             ----
Income) (b) all provisions for any Federal, state or local income and other taxes or taxes determined by reference to income made by the Company during such period, plus (c) all provisions for depreciation and amortization (other than
        ----
amortization of debt discount, if any) made by the Company during such period, plus (d) Interest Expense for such period, plus (e) restructuring charges and
----                                       ----
plus (f) dividends actually received by the Company from its Subsidiaries.
----

          ENVIRONMENTAL CLAIMS:  as defined in SECTION 8.24.
          --------------------

          ENVIRONMENTAL LAW:  any past, present or future Federal, state, local
          -----------------
or foreign statutory or common law, and any regulation, ordinance, code, plan, Order, permit, grant, franchise, concession, restriction, injunction or agreement issued, entered, promulgated or approved thereunder, relating to (a)
                                                                            -
the environment, human health or safety, including spills, emissions, discharges, releases or threatened releases of Hazardous Materials into the environment, or (b) the presence, manufacture, generation, refining, processing,
                 -
distribution, use, sale, treatment, receipt, storage, disposal, transport, arranging for transport, treatment or disposal of, or handling of or any other activity involving Hazardous Materials or the effects thereof.

          ENVIRONMENTAL PERMITS:  collectively, any and all permits, consents,
          ---------------------
licenses, approvals, certifications, authorizations, determinations and registrations of any nature at any time required pursuant to or in order to comply with any Environmental Law.

          ERISA:  the Employee Retirement Income Security Act of 1974, as
          -----
amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          EVENT OF DEFAULT:  as defined in SECTION 10.1.
          ----------------

          EXCHANGE ACT:  the Securities Exchange Act of 1934, or any similar
          ------------
Federal statute, and the rules and regulations of the Commission thereunder, all as the same may be in effect from time to time.

          GAAP:  generally accepted accounting principles as from time to time
          ----
set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and in statements by the Financial Accounting Standards Board or in such opinions and statements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

          GENERAL PARTNER:  as defined in SECTION 1.1.
          ---------------

          GOVERNMENTAL BODY:  any Federal, state, municipal, local or other
          -----------------
governmental department, commission, board, bureau, agency, instrumentality, political subdivision or taxing authority of any country.

          GUARANTEED OBLIGATIONS:  as defined in SECTION 9.1.
          ----------------------

          GUARANTY:  as applied to any Person, all obligations of such Person
          --------
guaranteeing or in effect guaranteeing any Debt, lease, dividend or other obligation (contingent or otherwise) of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to (a) purchase,
                                                           -
repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or (b) maintain the solvency or any balance sheet or other financial condition
    -
of the obligor of such obligation, or (c) make payment for any products,
                                       -
materials or supplies or for any transportation or services regardless of the non-delivery or non-furnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

          HAZARDOUS MATERIALS:  collectively, those substances included within
          -------------------
the definitions of "hazardous substances," "hazardous materials," "toxic substances," "pollutants," "contaminants" or "solid waste" in the Comprehensive Environmental Response Compensation and Liability Act of 1980 (42 U.S.C. (S) 9601 et seq.), as amended by Superfund Amendments and Reauthorization Act of
     -- ----
1986 (Pub. L. 99-499 100 Stat. 1613), the Resource Conservation
and Recovery Act of 1976 (42 U.S.C. (S) 6901 et seq.) and the Hazardous
                                             -- ---
Materials Transportation Act, (49 U.S.C. (S) 1801 et seq.), or any similar state
                                                  -- ---
or local laws, and in the regulations promulgated pursuant to said laws, all as amended; and in any event shall include radioactive materials, petroleum and petroleum products, medical wastes, infectious wastes, asbestos, paint containing lead or mercury, and urea formaldehyde.

          HOLDINGS:  as defined in the opening paragraph of this Agreement.
          --------

          HOLDINGS CLASS B COMMON STOCK:  shares of Class B Common Stock, par
          -----------------------------
value $0.01 per share, of Holdings.

          HOLDINGS GUARANTY:  as defined in SECTION 1.2(B).
          -----------------

          INTEREST EXPENSE:  for any period, the sum (without duplication) of
          ----------------
the following (in each case, after eliminating all offsetting debits and credits between the Company and its Subsidiaries): (a) the aggregate amount of all interest, without duplication, paid or accrued during such period in respect of all Debt of the Company and its Subsidiaries (including, without limitation, imputed interest on Capital Lease Obligations owed to any Person other than the Company or its Subsidiaries), plus (b) all other items included as interest expense of the Company and its Subsidiaries during such period in accordance with GAAP.

          INVESTMENT:  as applied to any designated Person, any direct or
          ----------
indirect purchase or other acquisition by such designated Person for cash or other property of stock, debt or other securities of any other Person, or any direct or indirect loan, advance, extension of credit or capital contribution by such designated Person to any other Person or any Guaranty by such designated Person with respect to the Debt of such other Person, including all Debt of such other Person and accounts receivable from such other Person other than any such Debt of or accounts receivable from such other Person which constitute current assets of such designated Person or which arise from sales to such other Person in the ordinary course of business. In computing the amount involved in any Investment, (i) undistributed earnings of, and interest accrued in respect of
             -
Debt owing by, any such other Person accrued after the date of such Investment shall not be included, (ii) there shall not be deducted from the amounts
                        --
invested in any such other Person any amounts received as earnings (in the form of dividends, interest or otherwise) on such Investment or as loans from such other Person, and (iii) unrealized increases or decreases in value, or write-
                   ---
ups, write-downs or write-offs, of Investments in any such other Person or in respect of any such property shall be disregarded.

          IPO:  a firm commitment, underwritten initial public offering of any
          ---
IPO Shares pursuant to a registration statement on Form S-1 that has been declared effective in accordance with the Securities Act.

          IPO SHARES:  the class of capital stock of the Company or capital
          ----------
stock of Holdings that is held directly or indirectly by the Partnership and is offered in the IPO and any rights, options or warrants to purchase IPO shares.

          JUNIOR DEBT:  as defined in SECTION 7.2.
          -----------

          LICENSES:  as defined in SECTION 8.20.
          --------

          LIEN:  as to any Person, any mortgage, lien (statutory or other),
          ----
pledge, assignment, hypothecation, adverse claim, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale, trust receipt or other title retention agreement or lease with respect to, any property or asset of such Person, or the signing or filing of a financing statement which names such Person as debtor, or the signing of any security agreement authorizing any other party as the secured party thereunder to file any financing statement which names such Person as debtor. For purposes of this Agreement, a Person shall be deemed to be the owner of any property which it has placed in trust for the benefit of holders of indebtedness of such Person which indebtedness is deemed to be extinguished under GAAP but for which such Person remains legally liable, and such trust shall be deemed to be a Lien.

          LIMITED PARTNER:  as defined in the Partnership Agreement.
          ---------------

          MATERIAL ADVERSE CHANGE; MATERIAL ADVERSE EFFECT; MATERIALLY ADVERSE:
          ------------------------------------------------- ------------------
in, on or to, as appropriate, any Person, a material adverse change in such Person's Business or Condition, a material adverse effect on such Person's Business or Condition or an event which is materially adverse to such Person's Business or Condition; provided that (a) any such term, when used without
                       --------       -
reference to a particular Person, shall mean such change in, effect on or event materially adverse to the Company and its Subsidiaries, taken as a whole and (b)
                                                                              -
any material impairment of the ability of the Company to pay the principal of, or the Yield Maintenance Amount, if any, and interest on, the Notes in accordance with the terms thereof and hereof, any material impairment of the ability of the Company to perform its other obligations under the Notes, this Agreement, or the Transaction Documents to which it is a party, or any circumstance or occurrence which would impair the enforceability as against the Company of this Agreement, the Transaction Documents to which it is a party, or the Notes, shall in any case be deemed to have resulted in a material adverse change in, to have a material adverse effect on, and to be materially adverse to, the Company's Business or Condition.

          MATERIAL TRADEMARKS:  as defined in SECTION 8.20.
          -------------------

          MODIFIED YIELD MAINTENANCE AMOUNT:  with respect to any Note, the
          ---------------------------------
Yield Maintenance Amount with respect to such Note determined in accordance with the definition of such term, provided that, for purposes of calculating the
                             --------
Modified Yield Maintenance Amount, the reference to "50 basis points" contained in the second line of the definition of "Reinvestment Yield" contained in the definition of "Yield Maintenance Amount" shall be deemed to be a reference to "100 basis points".

          MORGAN SCHIFF:  Morgan Schiff & Co., Inc. and any successor entity
          -------------
thereof controlled by the members of the MS Group as of the Closing Date.

          MS GROUP:  the persons who are principals, associates or employees of
          --------
or consultants to Morgan Schiff & Co., Inc. on the Closing Date, together with the principals and employees of Morgan Schiff on any date thereafter so long as they shall remain in such capacity.

          MS PAYMENT:  any payment made by the Company to Morgan Schiff or the
          ----------
Partnership for financial advisory and related services rendered to or on behalf of the Company.

          MULTIEMPLOYER PLAN:  a plan defined as such in Section 3 (37) of ERISA
          ------------------
to which any Company Group Member is making or incurring an obligation to make, or has made or incurred an obligation to make, contributions.

          MULTIPLE EMPLOYER PLAN:  a Plan to which any Company Group Member, and
          ----------------------
at least one employer other than a Company Group Member, is making or incurring an obligation to make contributions or has made or incurred an obligation to make contributions.

          NET WORTH MINIMUM:  as defined in SECTION 6.1(B).
          -----------------

          NOTE REGISTER:  as defined in SECTION 12.1.
          -------------

          NOTEHOLDER:  a registered holder of Notes.
          ----------

          NOTES:  as defined in SECTION 1.2(A).
          -----

          OBLIGOR:  as defined in SECTION 7.2.
          -------

          OFFERING MEMORANDUM:  as defined in SECTION 8.7.
          -------------------

          OFFICERS' CERTIFICATE:  of any Person, a certificate executed on
          ---------------------
behalf of such Person by two of its officers, one of whom shall be its Chairman of the Board of Directors (if an officer), its Chief Executive Officer, Chief Operating Officer, President, or one of its Vice Presidents, and the other of whom shall be its Treasurer, Chief Financial Officer or Controller.

          ORDER:  any order, writ, injunction, decree, judgment, award,
          -----
determination, direction or demand of a court, arbitrator, administrative agency or other Governmental Body.

          OUTSTANDING:  when used with reference to the Notes as of a particular
          -----------
time, all Notes theretofore issued as provided in this Agreement, except (a)
                                                                          -
Notes theretofore reported as lost, stolen, damaged or destroyed, or surrendered for transfer, exchange or replacement, in respect of which replacement Notes have been issued, (b) Notes theretofore paid in full, and (c) Notes theretofore
                   -                                       -
canceled by the Company or delivered to the Company for cancellation; provided,
                                                                      --------
however, that, for the purpose of determining whether Noteholders of the
-------
requisite principal amount of the Notes have made or concurred in any amendment, waiver, consent, approval, declaration, notice or other communication under this Agreement, Notes owned by the Company or any Affiliate thereof shall not be deemed to be Outstanding.

          OVERDUE RATE:  a per annum rate of interest equal to the greater of
          ------------
(a) the sum of the per annum rate of interest from time to time announced by
 -
Chase Bank at its principal office in New York, New York as the prime commercial lending rate, plus 2.00%, and (b) 11.50% Interest at the Overdue Rate shall be
              ----             -
computed on the basis of actual days elapsed over a year of 365 days.

          PARTNERSHIP:  MS Farm International Limited Partnership, a Delaware
          -----------
limited partnership.

          PARTNERSHIP AGREEMENT:  as defined in SECTION 2.10.
          ---------------------

          PBGC:  the Pension Benefit Guaranty Corporation established pursuant
          ----
to Subtitle A of Title IV of ERISA and any successor thereof.

          PERMITTED WORKING CAPITAL DEBT:  as of any date of determination,
          ------------------------------
Current Debt of the Company outstanding on such date, the proceeds of which are used by the Company for working capital and for no other purpose, provided that
                                                                  --------
there shall have been during the immediately preceding twelve-month period a period of at least 30 consecutive days on each of which there shall have been no such Current Debt outstanding.

          PERSON:  any individual, corporation, association, partnership,
          ------
limited liability company, joint venture, trust or estate, organization, business, government or agency or political subdivision thereof, or any other entity.

          PLAN:  any employee pension benefit plan (as defined in Section 3(2)
          ----
of ERISA) maintained or contributed to at any time by any Company Group Member.

          PREPAYMENT ELECTION NOTICE:  as defined in SECTION 6.9.
          --------------------------

          PROCEEDING:  as defined in SECTION 7.2.
          ----------

          PRO FORMA BALANCE SHEET:  as defined in SECTION 2.12.
          -----------------------

          PROJECTIONS:  as defined in SECTION 8.7.
          -----------

          QUALIFIED TRANSACTION:  any consolidation or merger of the Company
          ---------------------
with or into any other Person (if such other Person is the continuing or surviving entity), or any sale of the Company or by the Company of all or substantially all of its assets to any other Person, if your share of the distributable Partnership proceeds in respect of such consolidation, merger or sale shall be at least equal to 120% (after giving effect to the General Partner's interest in distributions made with respect to your Limited Partner interest) of your original Capital Contribution (as defined in the Partnership Agreement).

          REPORTABLE EVENT:  any of the events set forth in Section 4043(c) of
          ----------------
ERISA or the regulations thereunder.

          REPORTING ENTITY:  as defined in SECTION 4.
          ----------------

          REQUIRED PREPAYMENT DATE:  as defined in SECTION 3.1.
          ------------------------

          REQUISITE HOLDERS:  at any time, the holders of at least 66-2/3% in
          -----------------
aggregate principal amount of the Notes at the time Outstanding.

          RESPONSIBLE OFFICER:  of any of Holdings or the Company (as the case
          -------------------
may be), the Chief Executive Officer, the Chief Operating Officer, the President, any Senior Vice President, the Chief Financial Officer, the Treasurer, the Comptroller, the Assistant Treasurer, the General Counsel of such entity (if an officer or employee of such entity), and any other officer or employee of such entity who shall at any time hereafter perform substantially the same duties as are performed on the date hereof by any such officer or employee or who shall have the responsibility of monitoring compliance by any of such entities with the terms hereof.

          RESTRICTED PAYMENT:  any payment or distribution or the incurrence of
          ------------------
any liability to make any payment or distribution, in cash, property or other assets (other than shares of any class of capital stock (other than preferred stock) of the Company) upon or in respect of any shares of any class of capital stock of the Company or any warrants, rights or options evidencing a right to purchase or acquire any securities of the Company, including, without limiting the generality of the foregoing, payments or distributions as dividends and payments or distributions for the purpose of purchasing, acquiring, retiring or redeeming any such shares of stock or similar interests or other securities or any warrants, rights or options to purchase or acquire any such securities or making any other distribution in respect of any such shares of stock or similar interests or other securities (or any warrants, rights or options evidencing a right to purchase or acquire any such shares of stock). Notwithstanding the foregoing, in no event shall any payment or distribution by the Company of amounts required to satisfy the consolidated federal income tax liability of the affiliated group of which the Company is a member and Holdings is the common parent constitute a Restricted Payment for purposes of this Agreement so long as, subject to the effect of reasonably calculated payments of estimated tax (it being understood that any excess of such estimated tax payments for any taxable period over the payment limitation described below for such period will be returned to the Company), the amount paid by the Company and its Subsidiaries pursuant to any such tax sharing or tax allocation arrangement for any taxable period shall not exceed the excess of the aggregate tax liability, including interest and penalties, if any, of the Company and its Subsidiaries for such period and all prior periods with respect to which the Company and such Subsidiaries filed consolidated federal income tax returns with Holdings (calculated as if the Company, together with such Subsidiaries, had been filing on a consolidated return basis as a separate affiliated group for the then current taxable period and all prior periods and after giving effect to the adjustments contemplated by Treas. Reg. (S) 1.1552-l(a)(2)(ii)(a)-(i)) over the net amount paid or distributed (with appropriate adjustment for tax refunds from the government not yet received) by the Company and its Subsidiaries pursuant to this sentence for all taxable periods ending prior to the beginning of the then current taxable period with respect to which the Company and such Subsidiaries filed consolidated federal income tax returns with Holdings; provided, however,
                                                             --------  -------
that similar principles shall apply for state, local and foreign income and franchise tax purposes where tax liability is determined on a unitary basis or reportable on a combined or consolidated return involving more than one corporation.

          SECURITIES ACT:  the Securities Act of 1933 and the rules and
          --------------
regulations of the Commission thereunder, all as the same may be in effect from time to time.

          SENIOR COMPANY DEBT:  as defined in SECTION 7.2.
          -------------------

          SENIOR DEBT:  as defined in SECTION 7.2.
          -----------

          SENIOR HOLDINGS DEBT:  as defined in SECTION 7.2.
          --------------------

          SIGNIFICANT DEFAULT:  as defined in SECTION 7.2.
          -------------------

          STOCK PURCHASE AGREEMENT:  as defined in SECTION 1.1.
          ------------------------

          SUBSIDIARY:  with respect to any Person, any corporation or other
          ----------
Person more than 50% of the Equity Interest of which is at the time owned by such Person and/or one or more of its other Subsidiaries. Unless otherwise specified, any reference to a Subsidiary in this Agreement is intended as a reference to a Subsidiary of the Company.

          SUCCESSOR:  as defined in SECTION 6.7(D).
          ---------

          SUCCESSOR TRANSACTION:  as defined in SECTION 6.7(D).
          ---------------------

          SUPPLEMENT:  as defined in SECTION 8.7.
          ----------

          TERMINATION EVENT:  (a) with respect to any Plan, the occurrence of a
          -----------------    -
Reportable Event or an event described in Section 4062(e) of ERISA, or (b) the
                                                                        -
withdrawal of any Company Group Member from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in
Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan, or
(c) the distribution of a notice of intent to terminate a Plan or Multiemployer
 -
Plan pursuant to Section 4041(a)(2) or 4041A of ERISA or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or (d) the
                                                                     -
institution of proceedings to terminate a Plan or Multiemployer Plan by the PBGC under Section 4042 of ERISA, or (e) any other event or condition which might
                                 -
constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan or (f)
                                                                           -
the complete or partial withdrawal of any Company Group Member from a Multiemployer Plan.

          TOTAL DEBT:  as of any date of determination, all Debt of the Company
          ----------
and its Subsidiaries outstanding on such date, determined on a consolidated basis in accordance with GAAP, after eliminating all intercompany items.

          TOTAL INCLUDED DEBT:  as of any date of determination, Total Debt on
          -------------------
such date less not in excess of $3,500,000 in aggregate principal amount of
          -----
Permitted Working Capital

Debt outstanding on such date, and less, if such date of determination occurs
                                   ----
prior to April 1, 1998, the aggregate principal amount outstanding of the Notes.

          TRANSACTION DOCUMENTS:  this Agreement, the Notes and the Acquisition
          ---------------------
Documents.

          TRANSFEREE BANK:  as defined in SECTION 2.15.
          ---------------

          TRIBUNE:  as defined in SECTION 1.1.
          -------

          UNFUNDED CURRENT LIABILITY:  of any Plan means the amount, if any, by
          --------------------------
which the present value of the accrued benefits under such Plan (based on those assumptions used to fund such Plan) as of the close of its most recent plan year exceeds the then current value of the assets of such Plan allocable to such benefits.

          WHOLLY-OWNED SUBSIDIARY:  any corporation or other Person all of the
          --------------------------
outstanding shares of capital stock and other equity securities of any class or classes of which is at the time owned beneficially and of record by the Company or another Wholly-Owned Subsidiary.

          YIELD MAINTENANCE AMOUNT:  with respect to any Note, an amount equal
          ------------------------
to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Yield Maintenance Amount may in no
                       ---------
event be less than zero. For the purposes of determining the Yield Maintenance Amount, the following terms have the following meanings:

          "Called Principal" means, with respect to any Note, the principal of
           ----------------
     such Note that is to be prepaid pursuant to SECTION 3.2 or has become or is declared to be immediately due and payable pursuant to SECTION 10.1, as the context requires.

          "Discounted Value" means, with respect to the Called Principal of any
           ----------------
     Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

          "Reinvestment Yield" means, with respect to the Called Principal of
           ------------------
     any Note, 50 basis points over the yield to maturity implied by (i) the
                                                                      -
     yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Municipal on the display designated as "Gov't PX" on the Bloomberg Financial Market Services (or, if not available, on such other display as may replace such display on the Bloomberg Financial Market Services or any other nationally recognized trading screen reporting on-line intra-day trading in U.S. Treasury securities) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are
                                                      --
     not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill
                                           -
     quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating on a linear basis between (1) the actively
                   -                                           -
     traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury
                                     -
     security with the duration closest to and less than the Remaining Average Life.

          "Remaining Average Life" means, with respect to any Called Principal,
           ----------------------
     the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products
                  -                              --
     obtained by multiplying (a) the principal component of each Remaining
                              -
     Scheduled Payment with respect to such Called Principal by (b) the number
                                                                 -
     of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

          "Remaining Scheduled Payments" means, with respect to the Called
           ----------------------------
     Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date
                             ---------
     on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to SECTION 3.2 or 10.1.

          "Settlement Date" means, with respect to the Called Principal of any
           ---------------
     Note, the date on which such Called Principal is to be prepaid pursuant to
     SECTION 3.2 or has become or is declared to be immediately due and payable pursuant to SECTION 10.1, as the context requires.

          11.2.  Accounting Terms, etc. Except as specifically provided herein,
                 ---------------------
all accounting terms used herein which are not expressly defined in this Agreement have the meanings given to them in accordance with GAAP and all computations made pursuant to this Agreement shall be made in accordance with GAAP. All balance sheets and other financial statements delivered pursuant to
SECTION 4 shall be prepared in accordance with GAAP.

          11.3. Construction. Where any provision of this Agreement refers to
                ------------
actions to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person. The table of contents and section and other subdivision headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

Unless otherwise specified, (a) the word "including" shall mean "including
                             -
without limitation," whether or not so stated, (b) any reference in this
                                                -
Agreement to a particular section or other subdivision or a particular annex, exhibit or schedule shall be considered a reference to that section or other subdivision of, or that annex, exhibit or schedule to, this Agreement, and (c)
                                                                            -
references contained herein to any other contract or agreement shall be considered references to such other contract or agreement, as the case may be, as supplemented, amended or otherwise modified from time to time in accordance with the terms thereof.

     12.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.
          ---------------------------------------------

          12.1.  Note Register.  The Company will keep, at its office maintained
                 ------------
pursuant to SECTION 6.20, a register (the "NOTE REGISTER") in which, at its
                                           -------------
expense, it will provide for the registration and registration of transfer of the Notes.

          12.2.  Transfer and Exchange.  Whenever any Note or Notes shall be
                 ---------------------
surrendered at the office of the Company referred to in SECTION 12.1 for exchange or for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed by the registered Noteholder of such Note or Notes or such Noteholder's attorney duly authorized in writing, the Company will, at its expense, execute and deliver in exchange therefor a new Note or Notes, as the case may be, in denominations of at least $500,000 (except that one Note may be issued in a lesser principal amount if the unpaid principal amount of the surrendered Note is not evenly divisible by, or is less than, $500,000), as may be requested by such Noteholder or the transferee, in the same aggregate unpaid principal amount as the aggregate unpaid principal amount of the Note or Notes so surrendered. Each such new Note shall be made payable to and registered in the name of the Person or Persons requested by such Noteholder. Any Note issued in exchange for any other Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue which were carried by the Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.

          12.3.  Owners and Noteholders.  Subject to the provisions of SECTION
                 ----------------------
15, the Company and any agent of the Company may treat the Person in whose name any Note is registered as the owner and Noteholder of such Note for the purpose of receiving payment of the principal of and Yield Maintenance Amount, if any, and interest on such Note and for all other purposes whatsoever, whether or not such Note shall be overdue.

     13.  LOST, ETC., NOTES.  Upon receipt by the Company of evidence reasonably
          -----------------
satisfactory to it of the loss, theft, destruction or mutilation of any Note, and (in case of loss, theft or destruction) of indemnity or security in form reasonably satisfactory to it, or, if mutilated, upon surrender of such Note for cancellation, the Company will, at its expense, issue and deliver in lieu of such Note a new Note, of like tenor in a like unpaid principal amount, dated so that there will be no loss of interest on such lost, stolen, destroyed or mutilated Note. Notwithstanding the foregoing provisions of this Section, if any Note of which you or any other institutional Noteholder (or any your or other Noteholder's nominee), is the owner is lost, stolen or destroyed, then your or such other Noteholder's (or its nominee's) written statement by an authorized officer as to such loss, theft or destruction shall be accepted as satisfactory evidence thereof, and no indemnity or security shall be required as a condition to the execution and delivery by the Company of a new Note in lieu of such Note (or as a condition to the payment thereof, if due and payable) other than your or such institutional Noteholder's unsecured written agreement, in form and substance reasonably satisfactory to the Company, to indemnify the Company.

     14.  AMENDMENT AND WAIVER.  (a) Any term, provision, covenant, agreement or
          --------------------
condition of this Agreement or the Notes may, with the written consent of the Company, be amended or modified, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Requisite Holders; provided, that
                                 --------

          (i) no such amendment, modification or waiver shall be effective prior to the Closing without your consent,

          (ii) without the consent of all Noteholders of all Notes at the time outstanding, no such amendment, modification or waiver shall (A) change the
                                                                   -
     principal of, or the rate of interest on, or change the time of payment of principal of, or Yield Maintenance Amount or Modified Yield Maintenance Amount, if any, or interest on, any of the Notes, (B) modify any of the
                                                        -
     provisions of this Agreement or of the Notes with respect to the payment or prepayment thereof (including amending or modifying the definition of the term "Yield Maintenance Amount" or "Modified Yield Maintenance Amount" or any of the terms defined within either of such definitions), (C) change the
                                                                   -
     definition of Requisite Holders or change the percentage of Noteholders required to accelerate the Notes, (D) modify any provision of SECTION 7 or
                                        -
     SECTION 9, or modify any provision of this Section, and

          (iii) no such amendment, modification or waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon.

          (b) Any amendment, modification or waiver pursuant to this Section shall apply equally to all Noteholders and shall be binding upon them, upon each future Noteholder and upon the Company, in each case whether or not a notation thereof shall have been placed on any Note. Promptly after any amendment, modification or waiver pursuant to this Section has become effective, the Company shall deliver to each Noteholder a true and complete copy of the instruments pursuant to which such amendment, modification or waiver was effected, signed by the Requisite Holders and setting forth any such amendment or modification or the terms of any such waiver.

          (c) Neither Holdings nor the Company will, and neither Holdings nor the Company will permit any of its Affiliates, directly or indirectly, to, solicit, request or negotiate for or with respect to any proposed amendment, modification or waiver of any of the provisions of this Agreement or the Notes (including any proposed prepayment which is not in accordance with the provisions of SECTION 3) unless each Noteholder (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. Neither Holdings nor the Company will, and neither Holdings nor the Company will permit any of its Affiliates, directly or indirectly, to, offer or pay any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Noteholder or you in order to obtain your or such Noteholder's consent to any amendment, modification or waiver of any term or provision of this Agreement or the Notes unless such remuneration is concurrently paid on the same terms proportionately to each Noteholder of the Notes then Outstanding regardless of whether or not such Noteholder consents to such amendment, modification or waiver.

          15.  DIRECT PAYMENT.  Notwithstanding anything to the contrary in this
               --------------
Agreement or the Notes, so long as you shall hold any Note, the Company shall promptly and punctually pay all amounts which become due and payable on such Note or hereunder to you at your address and in the manner set forth in SCHEDULE I, or at such other place within the United States of America and in such other manner as you may designate for the purpose by notice to the Company, each such payment to be made without presentation or surrender of such Note or the making of any notation thereon, except that any Note paid or prepaid in full shall, following such payment or prepayment, be surrendered to the Company for cancellation, upon its written request therefor, at its office maintained pursuant to SECTION 6.21 or at the place of payment specified in the Notes.

               You (by your acquisition of any Note) shall be deemed to have agreed that prior to the sale, transfer or other disposition of any such Note, you will make a notation thereon of the portion of the principal amount paid or prepaid and the date to which interest has been paid thereon, or surrender the same in exchange for a Note or Notes aggregating the same principal amount as the unpaid principal amount of the Note so surrendered. The Company shall enter into an agreement similar to that contained in the first sentence of this Section with any other institutional Noteholder of Outstanding Notes (or nominee thereof) who shall make with the Company an agreement similar to that contained in the second sentence of this Section.

          16.  LIABILITIES OF THE PURCHASER.  Neither this Agreement nor any
               ----------------------------
disposition of any of the Notes shall be deemed to create any liability or obligation on your part or that of any other Noteholder to enforce any provision hereof or of any of the Notes for the benefit or on behalf of any other Person who may be a Noteholder.

          17.  MISCELLANEOUS
               -------------

               17.1.  Expenses.  Whether or not the transactions contemplated
                      --------
hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each other Noteholder in connection with such transactions or in connection with any actual or proposed amendment, waiver or consent with respect to this Agreement or the Notes (whether or not any such amendment, waiver or consent which may be proposed shall become effective), including, without limitation: (a) the reasonable costs and expenses
                                            -
incurred in enforcing (or determining whether or how to enforce) any rights under this Agreement or the Notes, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a Noteholder (other than any such subpoena, legal process or other investigative demand relating solely to such Noteholder's business activity or the regulation thereof by any applicable Governmental Authority), and (b) the costs and expenses, including financial advisor's fees,
                 -
incurred in connection with the insolvency or bankruptcy of the Company or Holdings or any Affiliate of the Company or Holdings or in connection with any workout or restructuring of the transactions contemplated hereby or in connection with any recapitalization of Holdings, the Company or the Partnership. The Company will pay, and will save you and each other Noteholder harmless from, all claims in respect of any fees, costs and expenses, if any, of brokers and finders (other than those retained by you).

          17.2.  Reliance On and Survival of Representations.  All agreements,
                 -------------------------------------------
covenants, representations and warranties of the Company or Holdings herein or of (or on behalf of) Holdings or the Company in any certificates or other instruments delivered pursuant to this Agreement shall (a) be deemed to be material and to have been relied upon by you, notwithstanding any investigation heretofore or hereafter made by you or on your behalf, and (b) survive the execution and delivery of this Agreement and the issuance and delivery of the Notes hereunder, and any investigation made at any time by you or on your behalf or by or on behalf of any Noteholder from time to time of Notes or any disposition or payment of any of the Notes.

          17.3.  Successors and Assigns.  All covenants and agreements in this
                 ----------------------
Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of their respective successors and assigns and you and your successors and assigns. The provisions of this Agreement are intended to be for the benefit of all Noteholders from time to time, and shall be enforceable by anv such Noteholder, whether or not an express assignment to such Noteholder of rights under this Agreement has been made.

          17.4.  Notices.  Unless otherwise expressly provided in this
                 -------
Agreement, all notices, opinions and other communications provided for herein shall be in writing and delivered by hand or mailed, first class postage prepaid, or sent by overnight courier, or by confirmed telefax transmission (confirmed by hand-delivered, mailed or overnight courier copy) addressed (a) if to Holdings or the Company, to the address therefor set forth at the head of this Agreement, marked for the attention of President and Chief Operating Officer, or at such other address or addresses as Holdings or the Company may hereafter designate by notice to each Noteholder of any Note at the time outstanding, provided that any notice of Default or Event of Default or service
             --------
of process delivered to Holdings or the Company by confirmed telefax transmission shall only be effective on the date the Company receives a hard copy thereof by hand delivery, mail or overnight courier in accordance with the terms hereof, or (b) if to you, at your address set forth in SCHEDULE I or at such other address as you may hereafter designate by notice to the Company; provided, however, that a notice (or copy thereof) to you by overnight courier
--------  -------
shall only be effective if delivered to you at a street address designated for such purpose in SCHEDULE I, and notice (or a copy thereof) to you by telefax communication shall only be effective if by confirmed transmission to you at a telephone number designated for such purpose in SCHEDULE I, or (c) if to any other Noteholder, at the address of such Noteholder as it appears on the Note Register.

          17.5.  LAW GOVERNING.  THIS AGREEMENT AND THE NOTES AND ALL
                 -------------
AMENDMENTS, SUPPLEMENTS, MODIFICATIONS, WAIVERS AND

CONSENTS RELATING HERETO OR THERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

          17.6.  SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  EACH OF
                 ------------------------------------------------
HOLDINGS AND THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK, AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE NOTES MAY BE LITIGATED IN SUCH COURTS, AND EACH OF HOLDINGS AND THE COMPANY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY PROCEEDING
                           --------------------
IN ANY SUCH COURT AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT, AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY MAIL OR MESSENGER DIRECTED TO IT AS PROVIDED IN SECTION 17.4 AND THAT SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT OR FIVE BUSINESS DAYS AFTER THE SAME SHALL HAVE BEEN MAILED TO HOLDINGS OR THE COMPANY (AS THE CASE MAY BE) IN ACCORDANCE HEREWITH. NOTHING CONTAINED IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER OR YOU TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING IN THE COURTS OF ANY JURISDICTION AGAINST HOLDINGS OR THE COMPANY OR TO ENFORCE A JUDGMENT OBTAINED IN THE COURTS OF ANY OTHER JURISDICTION. EACH OF HOLDINGS AND THE COMPANY ACKNOWLEDGES THAT THE TIME AND EXPENSE REQUIRED FOR TRIAL BY JURY EXCEED THE TIME AND EXPENSE FOR A BENCH TRIAL AND HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          17.7.  Headings, etc.  The section and other subdivision headings in
                 -------------
this Agreement and the table of contents hereto are for convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the terms hereof.

          17.8. Substitution of Purchaser. You shall have the right to
                -------------------------
substitute a subsidiary wholly owned by you as a purchaser of any or all of the Notes to be purchased by you on the Closing Date by written notice delivered to the Company, which notice shall be signed by you and such subsidiary and shall contain such subsidiary's agreement to be bound by this Agreement; provided,
                                                                   --------
however, that such agreement may contain a statement to the effect that such
-------
subsidiary at all times has the right to sell the Notes being purchased by it to you. Each of Holdings and the Company agrees that, upon the Company's receipt of such notice and except to the extent otherwise specified therein, wherever the word "you" is used in this Agreement (other than in this Section), such word shall be deemed to refer to such subsidiary in lieu of you. If your subsidiary has been substituted as a purchaser of any Notes and shall subsequently transfer

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

such Notes to you, then you will thereafter be entitled to all the rights and benefits of the purchaser of such Notes under this Agreement.

          17.9.  Entire Agreement.  This Agreement embodies the entire agreement
                 ----------------
and understanding between you and the Company relating to the subject matter hereof and supersedes all prior agreements and understandings relating to the subject matter hereof.

          17.10.  Counterparts.  This Agreement may be executed in any number of
                  ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

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

          If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterparts of this Agreement and return one of the same to the Company, whereupon this Agreement shall become a binding agreement among you, Holdings and the Company.


                               Very truly yours,


                               FARM JOURNAL HOLDINGS INC.


                               By /s/  J. Carr Gamble, III
                                  ------------------------
                                  Name:
                                  Title:


                               FARM JOURNAL, INC.


                               By /s/  Roger D. Randall
                                  ---------------------
                                  Name:  Roger D. Randall
                                  Title: President


The foregoing Note Purchase
Agreement is hereby accepted
and agreed to as of the date hereof.


TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA

By /s/  Gregory W. MacCordy
   ------------------------
   Name:  Gregory W. MacCordy
   Title:  Director--Private Placements

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